                                                                  EXHIBIT (c)(2)

                                                                  EXECUTION COPY
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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                 GETRONICS NV,

                          GETRONICS ACQUISITION, INC.

                                      AND

                            WANG LABORATORIES, INC.

                            Dated as of May 3, 1999



--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                                Page
                                                           ARTICLE I

DEFINITIONS.......................................................................................................1

         Section 1.1  Definitions.................................................................................1

                                                           ARTICLE II


THE OFFER.........................................................................................................8

         Section 2.1  The Offer...................................................................................8
         Section 2.2  Company Actions.............................................................................9
         Section 2.3  Composition of the Board of Directors......................................................11

                                                          ARTICLE III


THE MERGER.......................................................................................................12

         Section 3.1  The Merger.................................................................................12
         Section 3.2  Treatment of Capital Stock and Warrants....................................................13
         Section 3.3  Dissenting Capital Stock...................................................................14
         Section 3.4  Surrender of Certificates..................................................................15
         Section 3.5  Payment....................................................................................15
         Section 3.6  No Further Rights of Transfers.............................................................16
         Section 3.7  Stock Option and Other Plans...............................................................16
         Section 3.8  Certificate of Incorporation of the Surviving Corporation..................................18
         Section 3.9  By-Laws of the Surviving Corporation.......................................................18
         Section 3.10 Directors and Officers of the Surviving Corporation........................................18
         Section 3.11 Closing....................................................................................18
         Section 3.12 Withholding Rights.........................................................................18

                                                           ARTICLE IV


REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................................................19

         Section 4.  Representations and Warranties of the Company...............................................19
         Section 4.1 Due Organization, Good Standing and Corporate Power.........................................19
         Section 4.2 Authorization and Validity of Agreement.....................................................19
         Section 4.3 Capitalization..............................................................................19
         Section 4.4 Consents and Approvals; No Violations.......................................................21
         Section 4.5 Company Reports and Financial Statements....................................................21

                                      (i)


         Section 4.6  Absence of Certain Changes
         Section 4.7  Title to Properties;  Encumbrances.........................................................22
         Section 4.8  Compliance with Laws.......................................................................23
         Section 4.9  Litigation.................................................................................23
         Section 4.10 Employee Benefit Plans.....................................................................23
         Section 4.11 Employment Relations and Agreements........................................................25
         Section 4.12 Taxes......................................................................................26
                  (a)  Tax Returns...............................................................................26
                  (b)  Payment of Taxes..........................................................................26
                  (c)  Other Tax Matters.........................................................................26
         Section 4.13  Liabilities...............................................................................27
         Section 4.14  Intellectual Property.....................................................................27
         Section 4.15  Schedule 14D-1............................................................................28
         Section 4.16  Broker's or Finder's Fee..................................................................28
         Section 4.17  Environmental Laws and Regulations........................................................28
         Section 4.18  State Takeover Statutes...................................................................29
         Section 4.19  Voting Requirements.......................................................................30
         Section 4.20  Rights Agreement..........................................................................30
         Section 4.21  Year 2000.................................................................................30
         Section 4.22  Series A and Series B Preferred Stock.....................................................30
         Section 4.23  Common Stock Purchase Warrants and Microsoft Warrant......................................31

                                                           ARTICLE V


REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.................................................................31

         Section 5.1  Due Organization, Good Standing and Corporate Power........................................31
         Section 5.2  Authorization and Validity of Agreement....................................................31
         Section 5.3  Consents and Approvals; No Violations......................................................32
         Section 5.4  Schedule 14D-9 and Proxy Statement.........................................................32
         Section 5.5  Absence of Certain Changes.................................................................32
         Section 5.6  Broker's or Finder's Fee...................................................................33
         Section 5.7  Sub's Operations...........................................................................33
         Section 5.8  Sufficient Funds...........................................................................33

                                                           ARTICLE VI


TRANSACTIONS PRIOR TO CLOSING DATE...............................................................................33

         Section 6.1  Access to Information Concerning Properties and Records....................................33
         Section 6.2  Confidentiality............................................................................34
         Section 6.3  Conduct of the Business of the Company Pending the Closing Date............................34
         Section 6.4  Company Stockholders'Meeting; Preparation of Proxy Statement; Short Form Merger............37
         Section 6.5  Reasonable Best Efforts....................................................................38
         Section 6.6  No Solicitation of Other Offers............................................................38

                                      (ii)

         Section 6.7  Notification of Certain Matters............................................................40
         Section 6.8  HSR Act....................................................................................40
         Section 6.9  Exon-Florio................................................................................41
         Section 6.10 Employee Benefits..........................................................................41
         Section 6.11 Directors' and Officers' Insurance.........................................................42
         Section 6.12 Rights Agreement...........................................................................44
         Section 6.13 Public Announcements.......................................................................44
         Section 6.14 Transfer Tax...............................................................................44
         Section 6.15 U.S. Real Property Holding Corporation Status..............................................44

                                                          ARTICLE VII


CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND SUB............................................................45

         Section 7.1  Conditions Precedent to Obligations of Parent and Sub......................................45
                  (a) Approval of Company's Stockholders.........................................................45
                  (b) Injunction.................................................................................45
                  (c) Statutes...................................................................................45
                  (d) Minimum Condition..........................................................................45

                                                          ARTICLE VIII


CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY...............................................................45

         Section 8.1  Conditions Precedent to Obligations of the Company.........................................45
                  (a) Approval of Company's Stockholders.........................................................45
                  (b) Injunction.................................................................................46
                  (c) Statutes...................................................................................46
                  (d) Minimum Condition..........................................................................46

                                                           ARTICLE IX


TERMINATION AND ABANDONMENT......................................................................................46

         Section 9.1  Termination................................................................................46
         Section 9.2  Effect of Termination......................................................................48

                                                           ARTICLE X


MISCELLANEOUS....................................................................................................48

         Section 10.1  Fees and Expenses.........................................................................48
         Section 10.2  Representations and Warranties............................................................49
         Section 10.3  Extension; Waiver.........................................................................49
         Section 10.4  Notices...................................................................................49
         Section 10.5  Entire Agreement..........................................................................50
         Section 10.6  Binding Effect; Benefit; Assignment.......................................................50

                                     (iii)


         Section 10.7  Amendment and Modification................................................................51
         Section 10.8  Further Actions...........................................................................51

                                      (iv)

                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER, dated as of May 3, 1999 (this "Agreement"), by and among GETRONICS NV, a company organized under the laws of
 ---------
The Netherlands ("Parent"), GETRONICS ACQUISITION, INC., a company organized
                  ------
under the laws of Delaware and a direct wholly-owned subsidiary of Parent ("Sub"), and WANG LABORATORIES, INC., a company organized under the laws of
  ---
Delaware (the "Company").
               -------

          WHEREAS, each of the Supervisory Board and the Executive Board of Parent and the respective Boards of Directors of Sub and the Company have approved the acquisition of the Company indirectly by Parent through a partnership to be formed to conduct business operations in the United States, which partnership shall directly own Sub;

          WHEREAS, in order to consummate such acquisition, each of the Supervisory Board and the Executive Board of Parent and the respective Boards of Directors of Sub and the Company have approved the merger of Sub with and into the Company (the "Merger"), pursuant to and subject to the terms and conditions
                  ------
of this Agreement;

          WHEREAS, in contemplation of such acquisition, it is proposed that Sub will make a tender offer (the "Offer") to purchase all of the issued and
                               -----
outstanding Offer Securities (as such term is defined in Section 1.1 hereof), in each case subject to the terms and conditions of this Agreement, at the Applicable Offer Prices (as such term is defined in Section 1.1 hereof); and

          WHEREAS, the Board of Directors of the Company (i) has determined that the Offer and the Merger are fair to, and in the best interest of, the holders of Offer Securities and has declared that the Offer and the Merger are advisable, (ii) has approved the Offer and the Merger and (iii) has recommended that the holders of Offer Securities accept the Offer and tender the Offer Securities pursuant to the Offer and that the stockholders of the Company approve and adopt this Agreement;

          NOW THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          Section 1.1  Definitions.  When used in this Agreement, the following
                       -----------
terms shall have the respective meanings specified therefor below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

          "Acquisition Proposal" shall have the meaning set forth in Section 6.6(b).

          "Affiliate" of any Person shall mean any Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided
                                                                       --------
that, for the purposes of this definition, "control" (including with correlative
----
meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

          "Agreement" shall have the meaning set forth in the preamble hereto.

          "Antitrust Authorities" shall mean the Federal Trade Commission, the Antitrust Division, the attorneys general of the several states of the United States, the Commission of the European Communities and any other governmental authority having jurisdiction with respect to the transactions contemplated hereby pursuant to applicable Antitrust Laws, provided that, for greater
                                              -------- ----
certainty, "Antitrust Authorities" shall not include any Federal governmental authority acting under authority related to control of foreign ownership, control or influence or disclosure and control of classified information.

          "Antitrust Law" shall mean the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, EU Antitrust Laws and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

          "Alternative Proposal" shall have the meaning set forth in Section 9.1(f).

          "Applicable Merger Consideration" shall mean, with respect to (i) each share of Common Stock, the Common Stock Merger Consideration, (ii) each share of Series B Preferred Stock, the Series B Preferred Stock Merger Consideration and
(iii) each Common Stock Purchase Warrant, the Common Stock Purchase Warrant Merger Consideration.

          "Applicable Offer Prices" shall mean, with respect to (i) each share of Common Stock, the Common Stock Merger Consideration, (ii) each share of Series A Preferred Stock, $1,271.73, (iii) each share of Series B Preferred Stock, the Series B Preferred Stock Merger Consideration, (iv) each share of the Series B Preferred Stock Depositary Shares, $55.05, (v) each Common Stock Purchase Warrant, the Common Stock Purchase Warrant Merger Consideration and
(vi) the Microsoft Warrant, $6,250,000.

          "Bankruptcy Court" shall have the meaning set forth in Section 4.3.

          "Cash Payment" shall have the meaning set forth in Section 3.7.

          "Certificate of Merger" shall have the meaning set forth in Section 3.1(a).

          "Certificates" shall have the meaning set forth in Section 3.4(a).

          "Claims" shall have the meaning set forth in Section 4.17.

          "Closing" shall have the meaning set forth in Section 3.11.

          "Closing Date" shall have the meaning set forth in Section 3.11.

          "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

          "Commission" shall mean the Securities and Exchange Commission.

          "Commission Filings" shall have the meaning set forth in Section 4.5.

          "Commitment Letter" shall have the meaning set forth in Section 5.8.

          "Common Stock" shall mean shares of common stock, par value $0.01 per share, of the Company (including the associated Rights (as such term is defined below)).

          "Common Stock Equivalents" shall mean such number of shares of Common Stock of the Company represented by Offer Securities or Options which, in the case of (i) one (1) share of Common Stock, is 1, (ii) one (1) share of Series A Preferred Stock, is 43.478, (iii) one (1) share of Series B Preferred Stock, is 37.647, (iv) one (1) Series B Preferred Stock Depositary Share, is 1.882, (v) one (1) Common Stock Purchase Warrant, is 1, (vi) the Microsoft Warrant, is 213,675, and (vii) each Option, is equal to the number of shares of Common Stock issuable upon exercise of such Option.

          "Common Stock Merger Consideration" shall have the meaning set forth in Section 3.2(a).

          "Common Stock Purchase Warrants" shall mean all of the warrants issued by the Company pursuant to the Common Stock Purchase Warrant Agreement and outstanding on the date hereof.

          "Common Stock Purchase Warrant Agreement" shall mean the Warrant Agreement, dated as of October 29, 1993, by and between the Company and American Stock Transfer & Trust Company, as warrant agent.

          "Common Stock Purchase Warrant Exercise Price" shall mean the "Exercise Price", as such term is defined in the Common Stock Purchase Warrant Agreement.

          "Common Stock Warrant Merger Consideration" shall have the meaning set forth in Section 3.2(c).

          "Company" shall have the meaning set forth in the preamble hereto.

          "Company Disclosure Letter" shall have the meaning set forth in
Section 4.

          "Company Excluded Factors" shall mean: (a) any change, in and of itself, in the market price or trading volume of the Offer Securities; (b) any failure, in and of itself, by the Company to meet the revenue or earnings predictions of equity analysts as reflected in the First Call consensus estimate, or any other revenue or earnings predictions or expectations, for any period ending (or for which earnings are released) on or after the date of this Agreement and prior to the Effective Time; or (c)(i) employee attrition (other than senior managers) and (ii) the loss of existing customers by Wang Government Services, Inc. or the failure or delay by existing or prospective customers of Wang Government Services, Inc. to purchase or enter into agreements to purchase services or solutions from the Company or any of its Subsidiaries, in each case arising out of, resulting from or attributable to (x) the announcement of this Agreement and the transactions contemplated thereby or (y) Parent's announcement or other communication of the plans or intentions of Parent with respect to the conduct of any business of the Company or any of its Subsidiaries.

          "Company Intellectual Property" shall have the meaning set forth in
Section 4.14(a).

          "Company Property" shall have the meaning set forth in Section 4.17.

          "Confidentiality Agreement" shall have the meaning set forth in
Section 6.2.

          "Credit Facility" shall have the meaning set forth in Section 4.13.

          "CSFB" shall mean Credit Suisse First Boston Corporation.

          "Dissenting Stockholders" shall have the meaning set forth in Section 3.3.

          "Effective Time" shall have the meaning set forth in Section 3.1(a).

          "Employee Benefit Plans" shall have the meaning set forth in Section 4.10(a).

          "Environmental Claims" shall have the meaning set forth in Section
4.17.

          "Environmental Law" shall have the meaning set forth in Section 4.17.

          "ERISA" shall have the meaning set forth in Section 4.10(a).

          "EU Antitrust Laws" shall have the meaning set forth in Section 4.4.

          "Excess Settlement Amounts" shall have the meaning set forth in
Section 6.3(b)(ix).

          "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

          "Exon-Florio" shall mean the Defense Production Act of 1950, as amended.

          "GAAP" shall mean generally accepted accounting principles of the United States of America, as in effect from time to time.

          "Hazardous Materials" shall have the meaning set forth in Section
4.17.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Indemnified Parties" shall have the meaning set forth in Section 6.11(a).

          "Independent Director" shall have the meaning set forth in Section 2.3(a)

          "Intercompany Convertible Instruments" shall mean any instrument held pursuant to the Intercompany Convertible Instruments Agreement dated as of October 29, 1993 by and between the Company and American Stock Transfer & Trust Company.

          "Letter of Transmittal" shall have the meaning set forth in Section 2.1(b).

          "Material Adverse Effect", with respect to any Person, shall mean a material adverse effect on the business, assets, liabilities, results of operations or financial condition of such Person and its subsidiaries, taken as a whole; provided that none of the Company Excluded Factors shall be deemed by
         -------- ----
itself or themselves, either alone or in combination with one or more other Company Excluded Factors, to constitute a Material Adverse Effect on the Company.

          "Material Systems" shall have the meaning set forth in Section 4.21.

          "Merger" shall have the meaning set forth in the second recital hereto.

          "Microsoft" shall mean Microsoft Corporation, a company organized under the laws of Washington.

          "Microsoft Warrant" shall mean the warrant issued by the Company pursuant to the Microsoft Warrant Agreement and outstanding as of the date hereof.

          "Microsoft Warrant Agreement" shall mean the Common Stock Purchase Warrant Agreement, dated as of February 27, 1998, by and between the Company and Microsoft.

          "Microsoft Warrant Exercise Price" shall mean the "Exercise Price", as such term is defined in the Microsoft Warrant Agreement.

          "Minimum Condition" shall have the meaning set forth in Annex A.

          "Multiemployer Plan" shall have the meaning set forth in Section 4.10(b).

          "Offer" shall have the meaning set forth in the third recital hereto.

          "Offer Documents" shall have the meaning set forth in Section 2.1(b).

          "Offer Securities" shall mean the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series B Preferred Stock Depositary Shares, the Common Stock Purchase Warrants and the Microsoft Warrant.

          "Offer to Purchase" shall have the meaning set forth in Section
2.1(b).

          "Olivetti" shall mean Ing. C. Olivetti & Co. S.p.A., a company organized under the laws of Italy.

          "Olivetti Warrant" shall mean the Olivetti Stock Appreciation Rights dated March 17, 1998.

          "Options" shall have the meaning set forth in Section 3.7.

          "Parent" shall have the meaning set forth in the preamble hereto.

          "Parent Disclosure Letter" shall have the meaning set forth in Section 5.

          "Paying Agent" shall have the meaning set forth in Section 3.4(a).

          "Payment Fund" shall have the meaning set forth in Section 3.5.

          "Performance Material Adverse Effect," with respect to any Person, shall mean a material adverse effect on the ability of such Person to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

          "Permits" shall have the meaning set forth in Section 4.8(ii).

          "Permitted Investments" shall have the meaning set forth in Section
3.5.

          "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a group and a government or other department or agency thereof.

          "Plan" shall mean the Company's calendar year 1999 Plan in the form provided to Parent prior to the date hereof.

          "Proxy Statement" shall have the meaning set forth in Section 4.4.

          "Release" shall have the meaning set forth in Section 4.17.

          "Reorganization Plan" shall have the meaning set forth in Section 4.3

          "Restricted Stock" shall mean those 606,500 shares of Common Stock which were issued to certain employees and the outright, unencumbered ownership of which is subject to the fulfillment of certain conditions.

          "Returns" shall have the meaning set forth in Section 4.12(a).

          "Rights" shall mean the Series C Junior Participating Preferred Stock Purchase Rights issued under the Rights Agreement.

          "Rights Agreement" shall mean the Rights Agreement, dated as of April 22, 1998, by and between the Company and the American Stock Transfer and Trust Company.

          "Schedule 14D-1" shall have the meaning set forth in Section 2.1(b).

          "Schedule 14D-9" shall have the meaning set forth in Section 2.2(c).

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Series A Preferred Stock" shall mean shares of 4- 1/2% Series A Cumulative Convertible Preferred Stock, par value $0.01 per share, of the Company.

          "Series A Preferred Stock Conversion Price" shall mean the "Conversion Price", as such term is defined in the Certificate of Designation of the Series A Preferred Stock.

          "Series B Preferred Stock Merger Consideration" shall have the meaning set forth in Section 3.2(b).

          "Series B Preferred Stock" shall mean shares of 6- 1/2% Series B Cumulative Convertible Preferred Stock, par value $0.01 per share, of the Company.

          "Series B Preferred Stock Conversion Price" shall mean the "Conversion Price", as such term is defined in the Certificate of Designation of the Series B Preferred Stock.

          "Series B Preferred Stock Depositary Shares" shall mean all of the issued and outstanding depositary shares representing, in each case, 1/20th of a share of Series B Preferred Stock.

          "Series C Junior Participating Preferred Stock" shall mean shares of Series C Junior Participating Preferred Stock, par value $0.01 per share, of the Company.

          "Stock Incentive Plans" shall have the meaning set forth in Section
3.7.

          "Stock Plans" shall have the meaning set forth in Section 3.7.

          "Stockholders' Meeting" shall have the meaning set forth in Section
6.4.

          "Sub" shall have the meaning set forth in the preamble hereto.

          "Subsidiary" with respect to the Company, shall mean and include (x) any partnership of which the Company or any Subsidiary is a general partner or
(y) any other entity in which the Company or any of its Subsidiaries owns or has the power to vote 50% or more of the equity interests in such entity having general voting power to participate in the election of the governing body of such entity.

          "Superior Proposal" shall have the meaning set forth in Section
6.6(b).

          "Surviving Corporation" shall have the meaning set forth in Section 3.1(b).

          "Surviving Corporation Plans" shall have the meaning set forth in
Section 6.10(b).

          "Taxes" shall have the meaning set forth in Section 4.12(a).

          "Tender Offer Conditions" shall have the meaning set forth in Section 2.1.

          "Termination Date" shall have the meaning set forth in Section 9.1(i).

          "Transfer Taxes" shall have the meaning set forth in Section 6.14.

          "WARN" shall mean the Federal Workers Adjustment Retraining and Notification Act.

          "Warrants" shall mean, collectively, the Common Stock Purchase Warrants and the Microsoft Warrant.

          "Year 2000 Compliance" shall have the meaning set forth in Section
4.21.

                                   ARTICLE II

                                   THE OFFER
                                   ---------

          Section 2.1  The Offer.  (a)  Provided that this Agreement shall not
                       ---------
have been terminated in accordance with Article IX hereof and so long as none of the events set forth in Annex A hereto (the "Tender Offer Conditions") shall
                                             -----------------------
have occurred and be existing, as promptly as practicable, but in no event later than the fifth (5th) business day after the date of this Agreement, Parent and Sub shall, and Parent shall cause Sub to, commence (within the meaning of Rule 14d-2 promulgated under the Exchange Act) the Offer at the Applicable Offer Prices. The Applicable Offer Prices shall be net to the seller in cash. The obligations of Sub to accept for payment and to pay for any Offer Securities tendered shall be subject only to the Tender Offer Conditions, any of which may be waived by Parent or Sub in their sole discretion; provided, however, that
                                                     --------  -------
neither Parent nor Sub shall waive the Minimum Condition without the prior written consent of the Company. Neither Parent nor Sub shall, without the prior written consent of the Company, (i) amend or waive the Minimum Condition, (ii) reduce the number of Offer Securities to be purchased in the Offer, (iii) reduce the Applicable Offer Prices, (iv) impose additional conditions to the Offer, (v) change the form of consideration payable in the Offer or (vi) make any other change to the terms of the Offer which is materially adverse to the holders of the Offer Securities. Assuming prior satisfaction or waiver of the conditions to the Offer, Sub shall, as soon as legally permissible after the commencement thereof, accept for payment, in accordance with the terms of the Offer, the Offer Securities which are validly tendered and not withdrawn on or prior to the expiration of the Offer. If, on the expiration date of the Offer, less than 90% of any of the Common Stock, the Series A Preferred Stock or the Series B Preferred Stock have been validly tendered and not withdrawn, Sub may, alternatively and without the consent of the Company, extend the Offer for up to ten (10) days in the aggregate notwithstanding that all conditions to the Offer have been satisfied, so long as Sub irrevocably waives the continued satisfaction of any of the conditions to the Offer, other than (x) the Minimum Condition; or (y) the condition contained in clause (v)(g) of Annex A, to the extent this Agreement is terminated pursuant to Section 9.1(e). If, on the initial scheduled expiration date of the Offer, which shall be twenty (20) business days after the date the Offer is commenced, all conditions to the Offer shall not have been satisfied or waived, Sub may, from time to time, extend the expiration date of the Offer (any such extension to be for ten (10) business days or less) up to the Termination Date; provided, however, that Sub shall
--------  -------
extend the expiration date of the Offer from time to time (any such extension to be ten (10) business days or less) in the event that, on any scheduled expiration date, (A) the only conditions to the Offer which have not been satisfied are the Minimum Condition and the condition contained in clause (iii) of Annex A and (B) Sub reasonably believes that the condition contained in clause (iii) of Annex A will be satisfied within a reasonable period of time.

          (b) The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") subject only to the Tender Offer Conditions. As soon as
------------------
reasonably practicable on the date the Offer is commenced, Parent and Sub shall file, and Parent shall cause Sub to file, with the Commission a Tender Offer Statement on Schedule 14D-1 (together with all amendments and supplements thereto, the "Schedule 14D-1") with respect to the Offer. The Schedule 14D-1
              --------------
shall contain (included as an exhibit) or shall incorporate by reference the Offer to Purchase and a form of the related letter of transmittal (the "Letter
                                                                        ------
of Transmittal") and summary advertisement, as well as all other information and
--------------
exhibits required by law (which Schedule 14D-1, Offer to Purchase, Letter of Transmittal and such other information and exhibits, together with any supplements or amendments thereto, are referred to herein collectively as the "Offer Documents"). The Company and its counsel shall be given reasonable
----------------
opportunity to review and comment upon the Schedule l4D-1 prior to its filing with the Commission. The Schedule 14D-1 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the Commission and the date first published, sent or given to the holders of the Offer Securities, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Parent or Sub with respect to any information supplied by the Company in writing for inclusion in the Schedule 14D-1. Each of the Company, on the one hand, and Parent and Sub, on the other hand, agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that the Offer Documents shall be, or have become, false or misleading in any material respect, and Parent and Sub further agree to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the Commission and the other Offer Documents as so corrected to be disseminated to holders of the Offer Securities, in each case as and to the extent required by applicable federal securities laws. Each of Parent and Sub agrees to provide the Company and its counsel with information with respect to any oral comments and copies of any written comments Parent and Sub or their counsel may receive from the Commission or its staff with respect to the Offer Documents promptly after the receipt of such comments and shall provide the Company and its counsel an opportunity to participate in the response of Parent or Sub to such comments, including by participating with Parent and Sub or their counsel in any discussions with the Commission or its staff.

          Section 2.2  Company Actions.  The Company hereby consents to the
                       ---------------
Offer and the Merger and represents and warrants that:

          (a) its Board of Directors (at a meeting duly called and held) has (i) determined that each of the Offer and the Merger is fair to, and in the best interest of, the holders of the Offer Securities and declared that the Offer and the Merger are advisable, (ii) approved the Offer and the Merger and adopted this Agreement in accordance with the provisions of the Delaware General Corporation Law and (iii) recommended acceptance of the Offer and approval and adoption of this Agreement by the stockholders of the Company; provided, however, that prior to the purchase by Sub of the Offer Securities pursuant
--------  -------
to the Offer and the Merger, the Company may withdraw or modify in a manner adverse to Parent or Sub such recommendation, provided that the Company has
                                              -------- ----
complied with its obligations pursuant to Section 6.6.

          (b) CSFB has delivered to the Board of Directors of the Company its opinion that the consideration to be received by the stockholders of the Company, other than Parent and any direct or indirect subsidiary of Parent (including Sub), pursuant to the Offer and the Merger is fair to such stockholders from a financial point of view, subject to the assumptions and qualifications contained in such opinion. The Company has provided to Parent a true and correct copy of such fairness opinion.

          (c) The Company shall file with the Commission, as soon as reasonably practicable on the date of the commencement of the Offer, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule l4D-9"), containing the
                                         --------------
recommendations referred to in clause (a) of this Section 2.2 and shall disseminate the Schedule 14D-9 as required by Rule 14d-9 under the Exchange Act. Parent and Sub and their counsel shall be given reasonable opportunity to review and comment upon the Schedule l4D-9 prior to its filing with the Commission.
The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the Commission and on the date first published, sent or given to the holders of Offer Securities, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to any information supplied by Parent or Sub in writing for inclusion in the Schedule 14D-9. Each of the Company, on the one hand, and Parent and Sub, on the other hand, agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that the Schedule 14D-9 shall be, or have become false or misleading in any material respect; and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the Commission and to be disseminated to holders of Offer Securities, in each case as and to the extent required by applicable federal securities laws. The Company agrees to provide Parent and its counsel with information with respect to any oral comments and copies of any written comments the Company or its counsel may receive from the Commission or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments and shall provide Parent and its counsel an opportunity to participate in the response of the Company to such comments, including by participating with the Company and its counsel in any discussions with the Commission or its staff.

          (d) In connection with the Offer, the Company shall promptly furnish Sub with mailing labels, security position listings and any available listing or computer list containing the names and addresses of the record holders of Offered Securities as of the most recent practicable date and shall furnish Sub with such additional information (including, but not limited to, updated lists of holders of Offered Securities and their addresses, mailing labels and lists of security positions) and such other assistance as Sub or its agents may reasonably request in communicating the Offer to the holders of Offered Securities. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and its Affiliates shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger and, if this Agreement is terminated, shall deliver to the Company all copies of such information in their possession.

          Section 2.3  Composition of the Board of Directors.  (a)  Promptly
                       -------------------------------------
upon the acceptance for payment of, and payment by Sub for, Offer Securities equal to at least a majority of the Common Stock Equivalents, Sub shall be entitled to designate up to such number of directors on the Board of Directors of the Company, rounded up to the next whole number, as will give Sub, subject to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, representation on the Board of Directors of the Company equal to at least that number of directors which equals the product of the total number of directors on the Board of Directors of the Company (giving effect to the directors elected pursuant to this sentence) multiplied by a fraction, the numerator of which shall be the number of Common Stock Equivalents represented by Offer Securities beneficially owned by Sub and Parent and the denominator of which shall be the number of Common Stock Equivalents represented by Offer Securities then outstanding. Subject to applicable law, the Company shall take all action requested by Parent which is reasonably necessary to effect any such election, including mailing to its stockholders the Information Statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and the Company agrees to make such mailing with the mailing of the Schedule 14D-9 so long as Sub shall have provided to the Company on a timely basis all information required to be included in the Information Statement with respect to Sub's designees. Parent and Sub shall be solely responsible for any information with respect to either of them and their nominees, officers, directors and Affiliates required by Section 14(f) and Rule 14f-1. In furtherance thereof, the Company shall increase the size of the Board of Directors of the Company (subject to the limitations set forth in the Company's Certificate of Incorporation and the Company's By-Laws), or use its reasonable best efforts to secure the resignation of directors, or both, as is reasonably necessary to permit Sub's designees to be elected to the Board of Directors of the Company; provided, however, in the event that Sub's designees
                          --------  -------
are elected or appointed to the Board of Directors of the Company, until the Effective Time, the Board of Directors of the Company shall have at least one director who is a director on the date hereof and who is not an Affiliate or associate of Parent or Sub or any other Person who beneficially owns Offer Securities representing 5% or more of the Common Stock Equivalents, or is designated by a majority of the directors of the Company who are such directors (each, an "Independent Director"). At the Effective Time, the Company, upon the
           --------------------
request of Parent or Sub, shall use its reasonable best efforts to cause Persons designated by Sub to constitute the same percentage of each committee of its Board of Directors, each Board of

Directors of each Subsidiary and each committee of each such Board of Directors (in each case to the extent of the Company's ability to elect such Persons). Promptly upon the exercise by Sub of any of the Warrants, the Company shall issue the relevant number of shares of Common Stock to Sub, all in accordance with the terms of the Common Stock Purchase Warrant Agreement or the Microsoft Warrant Agreement, as the case may be.

          (b) Following the election or appointment of Sub's designees pursuant to this Section 2.3 and prior to the Effective Time, any amendment or termination of this Agreement, the Company's Certificate of Incorporation or the Company's By-Laws, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent and Sub or waiver of any of the Company's rights hereunder, and any other consent or action by the Board of Directors of the Company hereunder, shall require the concurrence of a majority of the Independent Directors. Notwithstanding anything in this Agreement to the contrary, in the event that Parent's and Sub's designees constitute a majority of the directors on the Board of Directors of the Company, the Independent Directors shall be entitled, on behalf and at the expense of the Company, to take any action under this Agreement or in connection with this Agreement and the transactions contemplated hereby, including taking legal action regarding the enforcement of the terms of this Agreement.

                                  ARTICLE III

                                   THE MERGER
                                   ----------

          Section 3.1  The Merger.  (a)  Upon the terms and subject to the
                       ----------
conditions of this Agreement, at the Closing (as such term is defined in Section 3.11), a certificate of merger (the "Certificate of Merger") shall be duly
                                     ---------------------
prepared, executed and acknowledged by Sub and the Company in accordance with the Delaware General Corporation Law and shall be filed with the Secretary of State of Delaware as provided in Section 251 of the Delaware General Corporation Law. The Merger shall become effective upon the filing of the Certificate of Merger (or at such later time reflected in such Certificate of Merger as shall be agreed to by Parent and the Company). The date and time when the Merger shall become effective is hereinafter referred to as the "Effective Time."
                                                          --------------

          (b) At the Effective Time, Sub shall be merged with and into the Company and the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation under the laws of the State of Delaware under the name of "Wang Global Corporation" (the "Surviving
                                                           ---------
Corporation").

          (c) From and after the Effective Time, the Merger shall have the effects set forth in Section 259(a) of the Delaware General Corporation Law.

          (d) If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in the Surviving Corporation's right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or otherwise to effect the transactions contemplated by this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either of the constituent corporations of the Merger, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out the intent of this Agreement.

          Section 3.2  Treatment of Capital Stock and Warrants.  At the
                       ---------------------------------------
Effective Time:

          (a) Each share of Common Stock (including the associated Rights) issued and outstanding immediately prior to the Effective Time (other than (i) any shares of Common Stock which are held by any Subsidiary or in the treasury of the Company, or which are held, directly or indirectly, by Parent or any direct or indirect subsidiary of Parent (including Sub), all of which shall cease to be outstanding and be canceled and retired and none of which shall receive any payment with respect thereto and (ii) any shares of Common Stock held by Dissenting Stockholders (as such term is defined in Section 3.3)) and all rights in respect thereof shall, by virtue of the Merger and without any action on the part of the holder thereof, forthwith cease to exist and be converted into and represent the right to receive an amount in cash equal to $29.25, without interest (the "Common Stock Merger Consideration").
                               ---------------------------------

          (b) Each share of Series B Preferred Stock issued and outstanding immediately prior to the Effective Time (other than (i) any shares of Series B Preferred Stock which are held by any Subsidiary or in the treasury of the Company, or which are held, directly or indirectly, by Parent or any direct or indirect subsidiary of Parent (including Sub), all of which shall cease to be outstanding and be canceled and retired and none of which shall receive any payment with respect thereto and (ii) any shares of Series B Preferred Stock held by Dissenting Stockholders (as such term is defined in Section 3.3)) shall, by virtue of the Merger and without any action on the part of the holders thereof, no longer be convertible into shares of Common Stock but shall thereafter be convertible, in accordance with Section 7(E) of the Certificate of Designation of the Series B Preferred Stock, into the right to receive $1,101.17 (the "Series B Preferred Stock Merger Consideration").
      ---------------------------------------------

          (c) Each Common Stock Purchase Warrant issued and outstanding immediately prior to the Effective Time (other than any Common Stock Purchase Warrants which are held by any Subsidiary or in the treasury of the Company, or which are held, directly or indirectly, by Parent or any direct or indirect subsidiary of Parent (including Sub), all of which shall cease to be outstanding and be canceled and retired and none of which shall receive any payment with respect thereto) and all rights in respect thereof shall, by virtue of the Merger and without any action on the part of the holders thereof, no longer be exercisable into the right to receive Common Stock but shall become exercisable, in accordance with Section 11.5 of the Common Stock Purchase Warrant Agreement, into the right to receive $7.80 (the "Common Stock Warrant Merger
                                      ---------------------------
Consideration").

          (d) Each share of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time and all rights in respect thereof shall, immediately prior to the Merger and without any action on the part of the holders thereof, be converted, in accordance with Section 5(a) of the Certificate of Designation of the Series A Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1,000 by 23, such shares of Common Stock thereafter to be treated in accordance with Section 3.2(a).

          (e) The Microsoft Warrant issued and outstanding immediately prior to the Effective Time and all rights in respect thereof shall, by virtue of the Merger and without any action on the part of the holder thereof, expire.

          (f) The Olivetti Warrant and all rights in respect thereof shall, by virtue of the Merger and without any action on the part of the holder thereof, become exercisable for the kind and amount of shares of stock or other securities or property which the holder would have been entitled to receive if, immediately prior to the Effective Time, such holder had exercised the Olivetti Warrant and the Company had elected to pay the amount due in Common Stock.

          (g) Each share of common stock, par value $0.01 per share, of Sub then issued and outstanding shall by virtue of the Merger and without any action on the part of the holder thereof, become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          Section 3.3  Dissenting Capital Stock.  Notwithstanding anything
                       ------------------------
contained in this Agreement to the contrary but only to the extent required by the Delaware General Corporation Law, shares of Common Stock, Series B Preferred Stock or Series B Preferred Stock Depositary Shares that are issued and outstanding immediately prior to the Effective Time and are held by holders who comply with all the provisions of the law of the State of Delaware concerning the right of holders of Common Stock, Series B Preferred Stock or Series B Preferred Stock Depositary Shares, as the case may be, to dissent from the Merger and require appraisal of their shares of Common Stock, Series B Preferred Stock or Series B Preferred Stock Depositary Shares, as the case may be (such holders, "Dissenting Stockholders"), shall not be converted into the right to
          -----------------------
receive the Applicable Merger Consideration but shall become the right to receive such consideration as may be determined to be due such Dissenting Stockholder pursuant to the law of the State of Delaware; provided, however,
                                                          --------  -------
that if any Dissenting Stockholder who demands appraisal of such holder's shares under the Delaware General Corporation Law shall effectively withdraw or lose (through failure to perfect or otherwise) his or her right to appraisal, then as of the Effective Time or the occurrence of such event, whichever occurs later, such holder's shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Applicable Merger Consideration, without any interest thereon, and such holder shall no longer be a Dissenting Stockholder. The Company shall give Parent and Sub (x) notice of any written demands for appraisal, withdrawals of demands for appraisal and any other related instruments received by the Company, and (y) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal. The Company shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of Parent, settle or offer to settle any demand.

          Section 3.4  Surrender of Certificates.  (a)  Prior to the Effective
                       -------------------------
Time, Parent shall designate a bank or trust company located in the United States to act as paying agent (the "Paying Agent") for the holders of shares of
                                    ------------
Common Stock, Series B Preferred Stock, Series B Preferred Stock Depositary Shares and Common Stock Purchase Warrants in connection with the Merger to receive in trust funds to make the payments contemplated by Section 3.2. At the Effective Time, Parent shall cause the Paying Agent to mail and/or make available to each holder of a certificate theretofore evidencing shares of Common Stock, Series B Preferred Stock, Series B Preferred Stock Depositary Shares and Common Stock Purchase Warrants (other than those which are held by any Subsidiary or in the treasury of the Company or which are held directly or indirectly by Parent or any direct or indirect subsidiary of Parent (including
Sub)) a notice and letter of transmittal advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Paying Agent such certificate or certificates which immediately prior to the Effective Time represented outstanding Common Stock, Series B Preferred Stock, Series B Preferred Stock Depositary Shares and Common Stock Purchase Warrants (the "Certificates") in exchange for the Applicable Merger Consideration deliverable
-------------
in respect thereof pursuant to this Article III. Upon the surrender for cancellation to the Paying Agent of such Certificates, together with a letter of transmittal, duly executed and completed in accordance with the instructions thereon, and any other items specified by the letter of transmittal, the Paying Agent shall promptly pay to the Person entitled thereto the Applicable Merger Consideration deliverable in respect thereof. Until so surrendered, each Certificate shall be deemed, for all corporate purposes, to evidence only the right to receive upon such surrender the Applicable Merger Consideration deliverable in respect thereof to which such Person is entitled pursuant to this
Article III. No interest shall be paid or accrued in respect of such cash payments.

          (b) If the Applicable Merger Consideration (or any portion thereof) is to be delivered to a Person other than the Person in whose name the Certificates surrendered in exchange therefor are registered, it shall be a condition to the payment of the Applicable Merger Consideration that the Certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the Person requesting such transfer pay to the Paying Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Paying Agent that such taxes have been paid or are not required to be paid.

          (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Applicable Merger Consideration deliverable in respect thereof as determined in accordance with this Article III; provided, that the Person to whom the Applicable Merger
                  --------  ----
Consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a bond in such sum as it may direct or otherwise indemnify the Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

          Section 3.5  Payment.  Concurrently with or immediately prior to the
                       -------
Effective Time, Sub shall deposit in trust with the Paying Agent cash in United States dollars in an aggregate amount equal to the product of (i) the number of shares of Common Stock, Series B

Preferred Stock, Series B Preferred Stock Depositary Shares and Common Stock Purchase Warrants outstanding immediately prior to the Effective Time (other than shares of Common Stock, Series B Preferred Stock, Series B Preferred Stock Depositary Shares or Common Stock Purchase Warrants which are held by any Subsidiary or in the treasury of the Company or which are held directly or indirectly by Parent or any direct or indirect subsidiary of Parent (including
Sub) or a Person known at the time of such deposit to be a Dissenting Stockholder) and (ii) the Applicable Merger Consideration (such amount being hereinafter referred to as the "Payment Fund").
                               -------------
The Payment Fund shall be invested by the Paying Agent as directed by Sub in direct obligations of the United States, obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest, commercial paper of an issuer organized under the laws of a state of the United States rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Ratings Group or certificates of deposit, bank repurchase agreements or bankers' acceptances of a United States commercial bank having at least $1,000,000,000 in assets (collectively, "Permitted Investments") or in money market funds which are invested in
----------------------
Permitted Investments, and any net earnings with respect thereto shall be paid to Sub as and when requested by Sub. The Paying Agent shall, pursuant to irrevocable instructions, make the payments referred to in Section 3.2(a) hereof out of the Payment Fund. The Payment Fund shall not be used for any other purpose. Promptly following the date which is one hundred and eighty (180) days after the Effective Time, the Paying Agent shall return to the Surviving Corporation all cash, certificates and other instruments in its possession that constitute any portion of the Payment Fund, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Applicable Merger Consideration, without interest, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under applicable law. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to any stockholder for any Applicable Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

          Section 3.6  No Further Rights of Transfers.  At and after the
                       ------------------------------
Effective Time, each holder of capital stock of the Company (other than holders of Series B Preferred Stock) shall cease to have any rights as a stockholder of the Company, except for, in the case of a holder of a Certificate (other than shares of capital stock of the Company to be canceled pursuant to Section 3.2 hereof or held by Dissenting Stockholders), the right to surrender his or her Certificate in exchange for payment of the Applicable Merger Consideration or, in the case of a Dissenting Stockholder, to perfect his or her right to receive payment for his or her shares pursuant to the laws of the State of Delaware if such holder has validly perfected and not withdrawn or otherwise lost his or her right to receive payment for his or her shares, and no transfer of shares of capital stock of the Company (other than shares of Series B Preferred Stock) shall be made on the stock transfer books of the Surviving Corporation. Certificates presented to the Surviving Corporation after the Effective Time shall be canceled and exchanged for cash as provided in this Article III. At the close of business on the day of the Effective Time the stock ledger of the Company with respect to capital stock of the Company shall be closed.

          Section 3.7  Stock Option and Other Plans.  Prior to the Effective
                       ----------------------------
Time, the Board of Directors of the Company (or, if appropriate, any committee thereof) shall take all actions and shall use its reasonable best efforts to obtain all necessary consents and releases from all of the holders of all the outstanding stock options and other rights to purchase Common Stock (the "Options") heretofore granted under any
                                      --------
compensatory stock option plan of the Company or otherwise (the "Stock Plans"),
                                                                 -----------
to (i) provide for the cancellation, effective at the Effective Time, subject to the payment provided for in the next sentence being made, of all Options, (ii) terminate, as of the Effective Time, the Stock Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its Subsidiaries (collectively with the Stock Plans, referred to as the "Stock Incentive Plans")
                                                        ---------------------and
(iii) amend, as of the Effective Time, the provisions of any other Employee Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any such Subsidiary, or any interest in respect of any capital stock of the Company or any such Subsidiary, to provide no continuing rights to acquire, hold, transfer or grant any capital stock of the Company or any such Subsidiary or any interest in the capital stock of the Company or any such Subsidiary. Stock Plans shall not include any Intercompany Convertible Instruments and Options shall not include any options granted under any Intercompany Convertible Instrument. Immediately prior to the Effective Time, each Option, whether or not then vested or exercisable, shall no longer be exercisable for the purchase of shares of Common Stock but shall entitle each holder thereof, in cancellation and settlement therefor, to payments by the Company in cash (the "Cash Payment"), at the Effective Time, equal to the
                      ------------
product of (x) the total number of shares of Common Stock subject to such Option, whether or not then vested or exercisable, and (y) the amount by which the Applicable Merger Consideration for shares of Common Stock exceeds the exercise price per share of Common Stock subject to such Option, each such Cash Payment to be paid to each holder of an outstanding Option at the Effective Time. The Company shall deliver to Parent within five business days of the date hereof a true and complete list of the Options which are outstanding as of the date hereof, together with detailed calculations of the Cash Payments relating to such Options had the Effective Time occurred on the date of delivery thereof. The Company shall update such list and such calculations as of, and deliver such update to Parent on, the date that is two (2) business days prior to the Effective Time, such updated list and calculations made as if the Effective Time would occur on such date. Except as otherwise contemplated herein, any then outstanding stock appreciation rights or limited stock appreciation rights issued by the Company or any Subsidiary of the Company shall be canceled immediately prior to the Effective Time without any payment therefor. The Company shall use its reasonable best efforts to ensure that neither it nor any of its Subsidiaries is or will be bound by any Options, other options, warrants, rights or agreements which would entitle any Person, other than Parent or its Affiliates, to own any capital stock of the Company or any of its Subsidiaries or to receive any payment in respect thereof. Notwithstanding any other provision of this Section 3.7, the Company shall not be required to purchase any minority equity interests in any of its Subsidiaries. Notwithstanding any other provision of this Section 3.7 to the contrary, payment of the Cash Payment may be withheld with respect to any Option until necessary consents and releases are obtained. The Company shall take all steps as may be required to provide that with respect to each individual who is a director or officer of the Company immediately prior to the Effective Time all transactions contemplated by this Agreement with respect to stock held by such Person shall be exempt under the Exchange Act in accordance with the terms and conditions set forth in that certain No-Action Letter, dated January 12, 1999, issued by the Securities and Exchange

Commission to Skadden, Arps, Slate, Meagher & Flom LLP. Immediately prior to the Merger, the Company shall cause any restrictions imposed on the Restricted Stock to be lifted.

          Section 3.8  Certificate of Incorporation of the Surviving
                       ---------------------------------------------
Corporation. The Certificate of Incorporation of the Company, as amended, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation and shall be amended following the Merger so that Article 4 thereof reads in its entirety as follows: "The total number of shares of Common Stock which the Corporation has authority to issue is 1,000 shares of Common Stock, par value one cent ($0.01) per share."

          Section 3.9  By-Laws of the Surviving Corporation.  The By-Laws of the
                       ------------------------------------
Company, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation.

          Section 3.10  Directors and Officers of the Surviving Corporation. At
                        ---------------------------------------------------
the Effective Time, the directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation, until the next annual stockholders' meeting of the Surviving Corporation and until their respective successors shall be duly elected or appointed and qualified. At the Effective Time, the officers of the Company immediately prior to the Effective Time shall, subject to the applicable provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation, be the officers of the Surviving Corporation until their respective successors shall be duly elected or appointed and qualified.

          Section 3.11  Closing.  The Merger (the "Closing") shall take place at
                        -------                    -------
10:00 A.M. at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036 as soon as practicable, but in any event within three (3) business days after the last of the conditions set forth in Articles VII and VIII hereof is satisfied or waived or at such other date or place as the parties hereto shall agree in writing. Such date is herein referred to as the "Closing
                                                                        -------
Date".
----

          Section 3.12  Withholding Rights.  Parent shall be entitled to deduct
                        ------------------
and withhold, or cause to be deducted or withheld, from the consideration otherwise payable pursuant to this Agreement to any holder of Offer Securities or Options such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of applicable state, local or foreign Tax law. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holders in respect of which such deduction and withholding was made.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          Section 4.  Representations and Warranties of the Company.  The
                      ---------------------------------------------
Company hereby represents and warrants to Parent and Sub that, except in connection with the transactions contemplated hereby or as disclosed in the Company's disclosure letter (the "Company Disclosure Letter") delivered
                                  -------------------------
concurrently with the delivery of this Agreement:

          Section 4.1  Due Organization, Good Standing and Corporate Power.
                       ---------------------------------------------------
Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and each such Person has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing could not reasonably be expected to have a Material Adverse Effect on the Company. The Company has, prior to the date of this Agreement, made available to Parent complete and correct copies of the Company's Certificate of Incorporation, as amended, and the Company's By-Laws.

          Section 4.2  Authorization and Validity of Agreement.  The Company has
                       ---------------------------------------
the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and (subject to, if required by the Delaware General Corporation Law, the approval of the stockholders of the Company) to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, and the consummation by it of the transactions contemplated hereby, have been duly authorized and approved by its Board of Directors, and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby (other than, if required by the Delaware General Corporation Law, the approval of this Agreement by the stockholders of the Company and the filing of appropriate merger documents as required by the Delaware General Corporation
Law). This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement is a valid and binding obligation of Parent and Sub enforceable against Parent and Sub, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and general equitable principles.

          Section 4.3  Capitalization. As of the date of this Agreement, the
                       --------------
authorized capital stock of the Company consists of (a) 5,000,000 shares of preferred stock, $.01 par value per share, of which 90,000 shares have been designated as Series A Preferred Stock and are issued and outstanding, 143,750 shares have been designated as Series B Preferred Stock and are issued and outstanding and 100,000 shares have been designated as Series C Junior Participating Preferred Stock, none of which are issued and outstanding and (b) 100,000,000 shares of

Common Stock, of which 46,696,565 shares are issued and outstanding (6,000 of which remain in a disputed claims reserve established pursuant to (i) the reorganization plan of the Company pursuant to Chapter 11 of the United States Bankruptcy Code that was approved by the United States Bankruptcy Court for the
                                                       ----------------
District of Massachusetts (the "Bankruptcy Court") on September 20, 1993, (ii) the disclosure statement used to solicit consents to such reorganization plan and (iii) the signed confirmation order with respect to such reorganization plan (the documents referred to in clauses (i), (ii) and (iii) being referred to hereinafter collectively as the "Reorganization Plan")). All issued and
                                 -------------------
outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There is no outstanding subscription, option, warrant, call, right, agreement, commitment, understanding or arrangement relating to the issuance, sale, delivery, transfer or redemption of Common Stock, Series A Preferred Stock, Series B Preferred Stock or any other shares of capital stock of the Company (including any right of conversion or exchange under any outstanding security or other instrument) other than, in the case of Common Stock, in each case as of January 31, 1999, (i) shares of Common Stock which may be issued to wholly-owned Subsidiaries of the Company upon the conversion of intercompany convertible instruments issued pursuant to the Reorganization Plan (none of which has been converted and all of which are redeemable by payment by the Company of an amount not exceeding $50,000,000),
(ii) up to 7,209,059 shares which may be issued upon exercise of Common Stock Purchase Warrants issued or issuable to former stockholders of the Company pursuant to the Reorganization Plan, (iii) up to 9,324,807 shares of Common Stock which may be issued upon the conversion of the Series A Preferred Stock and Series B Preferred Stock, (iv) up to 213,675 shares of Common Stock which may be issued upon exercise of the Microsoft Warrants, (v) shares of Common Stock which may be issued upon the exercise of the Olivetti Warrant, (vi) 1,500,000 shares of Common Stock which may be issued pursuant to an Ancillary Consideration Agreement, dated March 17, 1998, by and between the Company and Olivetti , (vii) up to 13,402,500 shares of Common Stock which may be issued to employees of the Company pursuant to the Company's 1993 Stock Incentive Plan, 1994 Employees' Stock Incentive Plan, 1995 Employees' Stock Purchase Plan, Olsy Employee Stock Incentive Plan, the I-Net Rollover Stock Option Plan, the Parian Rollover Stock Option Plan, the Van Dyke Rollover Stock Option Plan and the non-plan options, and (viii) up to 240,000 shares of Common Stock issuable upon the exercise of stock options, granted to the directors of the Company pursuant to the Company's 1993 and 1995 Directors' Stock Option Plans. Neither the Company nor any of its Subsidiaries has authorized or issued and outstanding any bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or to convert or exchange such bonds, debentures, notes or other indebtedness into or exercisable for securities the holders of which have the right to vote) with the stockholders of such Person on any matter, except for any such bonds, debentures, notes or other indebtedness the existence of which does not have, or could not reasonably be expected to have, a Material Adverse Effect. No shares of the capital stock of the Company are held in its treasury. All issued and outstanding shares of capital stock of the Company and each of its Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and none of them is subject to, nor was issued in violation of, any preemptive rights, except where, in the case of any Subsidiary, the failure to be so authorized, issued, paid, nonassessable or issued does not have, or could not reasonably be expected to have, a Material Adverse Effect.

          Section 4.4  Consents and Approvals; No Violations.  Assuming (i) the
                       -------------------------------------
filings required under the HSR Act are made and the waiting period thereunder has been terminated or has expired, (ii) voluntary notification under Section 721 of Exon-Florio is made, (iii) the prior notification and reporting requirements of the European Community pursuant to Council Regulation 4064/89, as amended (the "EU Antitrust Laws") as well as any antitrust
                 -----------------
filings/notifications which must or may be effected at the national level in countries having jurisdiction are complied with or made, (iv) the requirements of the Exchange Act relating to the proxy statement or information statement required in connection with the Stockholders' Meeting (the "Proxy Statement"),
                                                            ---------------
if any, and the Offer are met, (v) the filing of the Certificate of Merger and other appropriate merger documents, if any, as required by the Delaware General Corporation Law, are made, (vi) such actions as are necessary in order to comply with the Industrial Security Regulations of the U.S. Department of Defense and
(vii) approval of the Merger and this Agreement by the stockholders of the Company, if required by the Delaware General Corporation Law, is received, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not: (A) violate or conflict with any provision of the Company's Certificate of Incorporation or the Company's By-Laws; (B) violate or conflict with any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets may be bound, except for such violations or conflicts which are not "material", as such term is commonly understood in connection with a Person's disclosure obligations under the Securities Act or the Exchange Act, (C) require any filing by the Company or any of its Subsidiaries with, or the obtaining by the Company or any of its Subsidiaries of any permit, consent or approval of, or the giving of any notice by the Company or any of its Subsidiaries to, any governmental or regulatory body, agency or authority, except for such filings, permits, consents or approvals which are not "material", as such term is commonly understood in connection with a Person's disclosure obligations under the Securities Act or the Exchange Act; or (D) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, contract, lease, franchise agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which any such Person or any of its properties or assets are bound, except for such violations, breaches or conflicts which are not "material", as such term is commonly understood in connection with a Person's disclosure obligations under the Securities Act or the Exchange Act.

          Section 4.5  Company Reports and Financial Statements.  Since June 30,
                       ----------------------------------------
1997, the Company and its Subsidiaries have filed all forms, reports, schedules, statements, registration statements and documents with the Commission required to be filed by it pursuant to the federal securities laws and the Commission rules and regulations thereunder, and all forms, reports, schedules, statements, registration statements and other documents filed with the Commission by the Company and its Subsidiaries have complied in all material respects with all applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the Commission rules and regulations promulgated thereunder. The Company has, prior to the date of this Agreement, made available to Parent true and complete copies of all forms, reports, schedules, statements, registration statements and other filings filed by the Company and its Subsidiaries with the Commission since June 30, 1997 (such forms, reports, schedules, statements, registration statements and other filings, together with any exhibits, any amendments thereto and information incorporated by reference therein, are sometimes collectively referred to as the "Commission Filings"). As of their respective dates or, if
                    ------------------
amended, as of the date of the last such amendment prior to the date hereof, the Commission Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of the Company and its consolidated Subsidiaries as of the end of the fiscal years ended June 30, 1998 and June 30, 1997 and as of the six month period ended December 31, 1998 and the consolidated statements of operations, consolidated statements of stockholders' equity and consolidated statements of cash flows of the Company and its consolidated Subsidiaries for the fiscal years ended June 30, 1998 and June 30, 1997 and for the six month period ended December 31, 1998 contained in the Commission Filings were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and changes in cash flows for the periods then ended. The Company has heretofore made available to Parent true and correct copies of any amendments or modifications to any Commission Filings which have not yet been filed with the Commission but that are required to be filed with the Commission in accordance with the Securities Act or the Exchange Act, as the case may be, and the Commission rules and regulations promulgated thereunder.

          Section 4.6  Absence of Certain Changes.  Except as previously
                       --------------------------
disclosed in the Commission Filings, since December 31, 1998, (i) there has not been any event, change, occurrence, effect, fact or circumstance having, or which could reasonably be expected to have, a Material Adverse Effect or a Performance Material Adverse Effect on the Company; (ii) the businesses of the Company and each of its Subsidiaries taken as a whole has been conducted only in the ordinary course consistent with past practice and (iii) neither the Company nor any of its Subsidiaries has taken any action referred to in Sections 6.3(b)(i), (iii), (iv), (v), (x), (xi), (xii), (xiii) or (xvi) (but, in the case of (xvi), only with respect to the sub-clauses of 6.3 previously referred to in this clause (iii)) hereof.

          Section 4.7  Title to Properties;  Encumbrances.  The Company and each
                       ----------------------------------
of its Subsidiaries has good, valid and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, (i) all of its material tangible properties and assets (real and personal), including, without limitation, all the properties and assets reflected in the consolidated balance sheet as of December 31, 1998 contained in the Commission Filings, except as indicated in the notes thereto and except for properties and assets reflected in the consolidated balance sheet as of December 31, 1998 contained in the Commission Filings which have been sold or otherwise disposed of in the ordinary course of business after such date and except where the failure to have such good, valid and marketable title could not reasonably be expected to have a Material

Adverse Effect on the Company, and (ii) all the tangible properties and assets purchased by the Company and any of its Subsidiaries since December 31, 1998, except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business and except where the failure to have such good, valid and marketable title could not reasonably be expected to have a Material Adverse Effect on the Company; in each case subject to no encumbrance, lien, charge or other restriction of any kind or character, except for (A) liens reflected in the consolidated balance sheet as of December 31, 1998 contained in the Commission Filings, (B) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by the Company or any of its Subsidiaries in the operation of its respective business, (C) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent and (D) such encumbrances, liens, charges or other restrictions which could not reasonably be expected to have a Material Adverse Effect on the Company.

          Section 4.8  Compliance with Laws.  (i)  Except as disclosed in the
                       --------------------
Commission Filings, the Company and its Subsidiaries are in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, orders, judgments and decrees except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect or a Performance Material Adverse Effect on the Company.

          (ii) The Company and its Subsidiaries hold, to the extent legally required, all federal, state, local and foreign permits, approvals, licenses, authorizations, certificates, rights, exemptions and orders from governmental authorities (the "Permits") that are material to and required for the operation
                  -------
of the business of the Company or its Subsidiaries as now conducted, and there has not occurred any default under any such Permit, except to the extent that the failure to so hold or such default could not reasonably be expected to have a Material Adverse Effect or a Performance Material Adverse Effect on the Company.

          Section 4.9  Litigation.  Except as disclosed in the Commission
                       ----------
Filings, there is no action, suit, proceeding at law or in equity, or any arbitration or any administrative or other proceeding by or before (or to the best knowledge of the Company any investigation by) any governmental or other instrumentality or agency, pending, or, to the best knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, or any of their respective properties or rights which could reasonably be expected to have a Material Adverse Effect or a Performance Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which could reasonably be expected to have a Material Adverse Effect or a Performance Material Adverse Effect on the Company.

          Section 4.10  Employee Benefit Plans.  (a)  "Employee Benefit Plan"
                        ----------------------
shall mean each domestic and foreign employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), whether or not
                                                    -----
subject to ERISA, and each stock option, stock appreciation right, restricted stock, stock purchase, incentive, bonus, profit-sharing, savings, deferred compensation, health, medical, dental, life insurance, disability, accident, supplemental unemployment or retirement, employment, severance or salary or benefits continuation or fringe benefit plan, program, arrangement, agreement or commitment currently maintained by the Company or any Subsidiary thereof (including, for this purpose and for the purpose of all of the representations in this Section 4.10, all employers (whether or not incorporated) that would be treated together with the Company as a single employer within the meaning of
Section 414 of the Code) for the benefit of any employee, director, former employee, former director of the Company or any of its Subsidiaries or to which the Company or any Subsidiary thereof contributes (or has any obligation to contribute), has any liability or is a party.

          (b)(i) Each Employee Benefit Plan is in substantial compliance with all applicable laws (including, without limitation, ERISA and the Code) and has been administered and operated in all material respects in accordance with its terms; (ii) each Employee Benefit Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has, after 1993, received a favorable determination letter from the Internal Revenue Service and, to the best knowledge of the Company, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination; (iii) the actuarial present value of the accumulated plan benefits (whether or not vested) under each Employee Benefit Plan covered by Title IV of ERISA (other than any Employee Benefit Plan which is a "Multiemployer Plan" (as defined in Section 4001(a)(3) of ERISA) (a "Multiemployer Plan")) as of the close of its most recent plan year did not
-------------------
exceed the market value of the assets allocable thereto; (iv) no Employee Benefit Plan covered by Title IV of ERISA (other than any Multiemployer Plan) has been terminated and no proceedings have been instituted to terminate or appoint a trustee under Title IV of ERISA to administer any such plan; (v) no "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to any Employee Benefit Plan covered by Title IV of ERISA (other than events for which the notice period has been waived or with respect to any Multiemployer Plan); (vi) no Employee Benefit Plan (other than any Multiemployer
Plan) subject to Section 412 of the Code or Section 302 of ERISA has incurred any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, or obtained a waiver of any minimum funding standard or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA; (vii) as of the date of this Agreement, none of the Company nor any of its Affiliates has incurred any unsatisfied withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA to any Multiemployer Plan and neither the Company nor any of its Affiliates would be subject to any such withdrawal liability if, as of the close of the most recent fiscal year of any such plan ended prior to the date hereof, the Company or any such Affiliate were to engage in a complete withdrawal (as defined in Section 4203 of ERISA) or partial withdrawal (as defined in Section 4205 of ERISA) from any such plan;
(viii) full payment has been timely made of all amounts which the Company and/or its Subsidiaries is required under applicable law or under any Employee Benefit Plan or related agreement to have paid as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof, and the Company and each such Subsidiary have made adequate provisions, in accordance with GAAP, in their financial statements for all obligations and liabilities under all Employee Benefit Plans that have accrued but have not been paid because they are not yet due under the terms of any such Employee Benefit Plan or any related agreement or applicable law, and, to the best knowledge of the Company, no event has occurred or condition exists that would reasonably be expected to result in a material increase in the level of such amounts paid or accrued for the most recently ended fiscal year; (ix) no Employee Benefit Plan provides for post-employment or retiree health, life insurance or other welfare benefits which could result in a material liability of the Company or any Subsidiary thereof; (x) neither the Company nor any of its Subsidiaries has any unfunded liabilities pursuant to any Employee Benefit Plan which is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) that is not intended to be qualified under
Section 401(a) of the Code; (xi) neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers or employees, nor, to the best knowledge of the Company, any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transaction, act or omission to act in connection with any Employee Benefit Plan that could reasonably be expected to result in the imposition on the Company or any of its Subsidiaries of a material penalty or fine pursuant to Section 502 of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975 of the Code or any obligation by the Company or any of its Subsidiaries to indemnify any employee, officer or director of the Company or any of its Affiliates against any such penalty, fine, damages or tax; (xii) the execution of this Agreement and the consummation of the transactions contemplated hereby do not constitute a triggering event under any Employee Benefit Plan, policy, arrangement, statement, commitment or agreement, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment, "parachute payment" (as such term is defined in Section 280G of the Code), severance, bonus, retirement or job security or similar-type benefit, or increase any benefits or accelerate the payment or vesting of any benefits to any employee or former employee or director of the Company or any of its Subsidiaries; (xiii) no liability, claim, action, audit, examination or litigation has been made, commenced or, to the best knowledge of the Company, threatened with respect to any Employee Benefit Plan (other than routine claims for benefits payable in the ordinary course) which could result in a material liability of the Company or any Subsidiary thereof; and (xiv) neither the Company nor any of its Affiliates has incurred or expects to incur any material liability (including, without limitation, additional contributions, fines, taxes or penalties) as a result of a failure to administer or operate any Employee Benefit Plan that is a "group health plan" (as such term is defined in Section 607(1) of ERISA or Section 5000(b)(1) of the Code) in compliance with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code.

          Section 4.11  Employment Relations and Agreements.  Except as could
                        -----------------------------------
not reasonably be expected to have a Material Adverse Effect or a Performance Material Adverse Effect on the Company, (i) each of the Company and its Subsidiaries is in compliance with all federal, foreign, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice; (ii) no unfair labor practice charge or complaint against the Company or any of its Subsidiaries is pending before the National Labor Relations Board or an equivalent tribunal under applicable foreign law;
(iii) there is no labor strike, slowdown, stoppage or dispute actually pending or, to the best knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries; (iv) no representation question exists respecting the employees of the Company or any of its Subsidiaries; (v) neither the Company nor any of its Subsidiaries is experiencing or has experienced during the immediately preceding three (3) years any labor strike, slowdown, stoppage or dispute and (vi) there has been no "mass layoff" or "plant closing" by the

Company as defined in WARN or state law equivalent, or any other mass layoff or plant closing that would trigger notice pursuant to WARN or state law equivalent, within ninety (90) days prior to the Closing Date.

          Section 4.12  Taxes.
                        -----

          (a)  Tax Returns.  The Company and each of its Subsidiaries has timely
               -----------
filed or caused to be timely filed with the appropriate taxing authorities all federal and other returns, statements, forms and reports for Taxes (as hereinafter defined) ("Returns") that are required to be filed by, or with
                       -------
respect to, the Company and such Subsidiaries on or prior to the Closing Date. The Returns reflect accurately all liability for Taxes of the Company and each of its Subsidiaries for the periods covered thereby. "Taxes" shall mean all
                                                      -----
taxes, assessments, charges, duties, fees, levies or other governmental charges including, without limitation, all Federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result of being a member of a combined, consolidated, unitary or affiliated group.

          (b)  Payment of Taxes.  The Company and its Subsidiaries have timely
               ----------------
paid all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been made on the financial statements of the Company and its Subsidiaries in accordance with GAAP.

          (c)  Other Tax Matters.  (i) The Company and each of its Subsidiaries
               -----------------
have not been the subject of an audit or other examination of Taxes by the tax authorities of any nation, state or locality with respect to any taxable period for which the statute of limitations has not expired, nor has the Company or any of its Subsidiaries received any written notices with respect to such taxable periods from any tax authority relating to any issue which could affect the Tax liability of the Company or any of its Subsidiaries that has not been resolved or paid in full.

          (ii) Neither the Company nor any of its Subsidiaries has been included in any "consolidated," "unitary" or "combined" Return (other than Returns which include only the Company and any Subsidiaries of the Company) provided for under the laws of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.

          (iii) All Taxes which the Company or any of its Subsidiaries is (or was) required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

          (iv) There are no tax sharing, allocation, indemnification or similar agreements or arrangements in effect as between the Company, any Subsidiary, or any predecessor or Affiliate of any of them and any other party under which Parent, Sub or the Company (or any of its

Subsidiaries) could be liable for any Taxes or other claims of any party other than the Company or any Subsidiary of the Company.

          (v) No indebtedness of the Company or any of its Subsidiaries consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

          (vi) Neither the Company nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 or any similar provision of the Code or the corresponding tax laws of any nation, state or locality by reason of a voluntary change in accounting method initiated by the Company or any of its Subsidiaries, and the Internal Revenue Service or other taxing authority has not initiated or proposed any such adjustment or change in accounting method.

          (vii) Neither the Company nor any of its Subsidiaries has, as of the Closing Date: (A) entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Company or any of its Subsidiaries or (B) is presently contesting the Tax liability of the Company or any of its Subsidiaries before any court, tribunal or agency.

          (viii) No election under 341(f) of the Code has been made or shall be made prior to the Closing Date to treat the Company as a consenting corporation, as defined in Section 341 of the Code.

          Section 4.13  Liabilities.  Neither the Company nor any of its
                        -----------
Subsidiaries has any claims, liabilities or indebtedness, contingent or otherwise of any kind whatsoever, outstanding except (i) as set forth in the Commission Filings, (ii) for liabilities incurred subsequent to December 31, 1998 in the ordinary course of business consistent with past practice (other than borrowings (x) under the Company's existing $500 million credit facility (the "Credit Facility") pursuant to the Credit Agreement, dated March 13, 1998
      ---------------
by and among the Company, Wang Nederland B.V., the lenders from time to time party thereto, Bankers Trust Company, National Westminster Bank plc and Lehman Commercial Paper Inc. or (y) other ordinary course borrowings not exceeding, in the aggregate, $50 million) or (z) claims, liabilities or indebtedness which could not reasonably be expected to have a Material Adverse Effect on the Company.

          Section 4.14  Intellectual Property.  (a) The Company owns or is
                        ---------------------
licensed to use, the rights to all patents, trademarks, trade names, service marks, copyrights together with any registrations and applications therefor, internet domain names, net lists, schematics, technology, trade secrets, source codes, know-how, computer software programs or applications including, without limitation, all object and source codes and tangible or intangible proprietary information or material used in and material to the business of the Company and any of its Subsidiaries as currently conducted (the "Company Intellectual
                                                     --------------------
Property"), except where the failure to so own or license could not reasonably
--------
be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is, or as a result of the execution, delivery or performance of the Company's obligations hereunder will be, in violation of, or lose any rights pursuant to, any license or agreement, except as could not reasonably be expected to have a Material Adverse Effect on the Company.

          (b) No claims with respect to the Company Intellectual Property are pending or, to the best knowledge of the Company, threatened by any Person (i) that the manufacture, sale or use of any product or process as now used or offered or proposed for use or sale by the Company or any of its Subsidiaries infringes on any copyright, trade secret, patent or other intellectual property right of any Person, or (ii) challenging the ownership, validity, enforceability or effectiveness of any of the Company Intellectual Property owned by the Company or any of its Subsidiaries. To the best knowledge of the Company, all issued patents, all registered trademarks and service marks and all copyrights owned by the Company or any of its Subsidiaries are valid, enforceable and subsisting. To the best knowledge of the Company, there has not been and there is not any material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third Person, including, without limitation, any employee or former employee.

          (c) No Company Intellectual Property owned by the Company is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any material manner the licensing thereof by the Company or any of its Subsidiaries.

          Section 4.15  Schedule 14D-1.  None of the information supplied by the
                        --------------
Company for inclusion or incorporation by reference in the Offer Documents will at the respective times the Offer Documents are filed with the Commission, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in light of the circumstance under which they are made, not misleading.

          Section 4.16  Broker's or Finder's Fee.  Except for the fees of CSFB
                        ------------------------
and Greenhill & Co., LLC (whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firms, true and correct copies of which have been previously delivered to Parent by the Company), no agent, broker, Person or firm acting on behalf of the Company is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby.

          Section 4.17  Environmental Laws and Regulations.  Except as could not
                        ----------------------------------
reasonably be expected to have a Material Adverse Effect on the Company, (i) Hazardous Materials have not at any time been Released or disposed of, on any Company Property, or by the Company on or to the best knowledge of the Company no Hazardous Materials Released by the Company have migrated to or been transmitted to any property adjoining or adjacent to any Company Property or any business or operations of the Company or any of its Subsidiaries, (ii) the Company and each of its Subsidiaries are in compliance with all Environmental Laws and the requirements of any permits issued under such Environmental Laws with respect to any Company Property, (iii) there are no past, pending or to the knowledge of the Company any threatened Environmental Claims against the Company or any of its Subsidiaries or any Company Property and (iv) to the knowledge of the Company, there are no facts or circumstances, conditions or occurrences regarding any Company Property or any property adjoining or adjacent to any currently or formerly owned Company Property that could reasonably be anticipated (A) to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any

Company Property or (B) to cause such Company Property to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law.

          For purposes of this Agreement, the following terms shall have the following meanings: (i) "Company Property" means any real property owned, leased
                         ----------------
or operated by the Company or any of its Subsidiaries; (ii) "Hazardous
                                                             ---------
Materials" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that has become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, gas; (B) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law; and (iii) "Environmental Law" means any federal, state, foreign or local
           -----------------
statute, law, rule, regulation, ordinance, guideline, policy, code or rule of common law in effect and in each case as amended as of the date hereof and Closing Date, and any judicial interpretation thereof or administrative order applicable to the Company or its operations or property as of the date hereof and Closing Date, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601 et seq.;
                                                                        -- ----
the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (S) 6901 et
                                                                           --
seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. (S) 1251 et
----                                                                          --
seq.; the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.; the Clean
----                                                       -- ----
Air Act, 42 U.S.C. (S) 7401 et seq.; Occupational Safety and Health Act, 29
                            -- ----
U.S.C. 651 et seq.; Oil Pollution Act of 1990, 33 U.S.C. (S) 2701 et seq.; the
           -- ----                                                -- ----
Safe Drinking Water Act, 42 U.S.C. (S) 300f et seq., and their state and local
                                            -- ----
counterparts and equivalents; and (iv) "Environmental Claims" means any and all
                                        --------------------
administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings under any Environmental Law or any permit issued under any such Environmental Law (for purposes of this subclause (iv), "Claims"), including
                                                         ------
without limitation (A) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (B) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment; and (v) "Release" means disposing, discharging, injecting,
                             -------
spilling, leaking, leaching, dumping, emitting, escaping, emptying or seeping into or upon any land or surface water or ground water except for releases into the air or surface water in compliance with Environmental Laws and all applicable permits.

          Section 4.18  State Takeover Statutes.  The Board of Directors of the
                        -----------------------
Company has approved the Offer, the Merger and this Agreement and such approval is sufficient to render inapplicable to the Offer, the Merger and this Agreement and the other transactions contemplated by this Agreement the provisions of
Section 203 of the Delaware General Corporation Law. Except for Section 203 of the Delaware General Corporation Law (which has been rendered inapplicable), no other takeover statute or similar statute or regulation of any state of the United States of America is applicable to the Offer, the Merger or this Agreement.

          Section 4.19  Voting Requirements.  The affirmative vote of the
                        -------------------
holders of at least a majority of the outstanding shares of Common Stock, the Series A Preferred Stock and the Series B Preferred Stock (voting as one class, with each share of Common Stock, each share of Series A Preferred Stock and each share of the Series B Preferred Stock having one (1) vote) entitled to be cast approving this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

          Section 4.20  Rights Agreement.  The Company and the Board of
                        ----------------
Directors of the Company have taken and will maintain in effect all necessary action to (i) render the Rights Agreement inapplicable with respect to the Offer, the Merger and the other transactions contemplated by this Agreement and
(ii) ensure that (y) neither Parent nor Sub nor any of their Affiliates (as defined in the Rights Agreement) or Associates (as defined in the Rights Agreement) is considered to be an Acquiring Person (as defined in the Rights Agreement) and (z) the provisions of the Rights Agreement, including the occurrence of a Distribution Date (as defined in the Rights Agreement), are not and shall not be triggered by reason of the announcement or consummation of the Offer, the Merger or the consummation of any of the other transactions contemplated by this Agreement. The Company has made available to Parent a complete and correct copy of the Rights Agreement as amended and supplemented to the date of this Agreement.

          Section 4.21  Year 2000.  (a)  All computer systems, computer software
                        ---------
or technology that are internal and material to the business, finances or operations of the Company and its Subsidiaries ("Material Systems") will not be
                                                 ----------------
materially adversely affected by any problems associated with Year 2000 Compliance. (b) The Company will not suffer a Material Adverse Effect caused by any problems associated with Year 2000 Compliance of any Material Systems.
(c) To the best knowledge of the Company, the Company will not suffer a Material Adverse Effect caused by any problems associated with Year 2000 Compliance of any of its products or services sold or licensed to customers of the Company and its Subsidiaries. (d) Neither the Company nor any of its Subsidiaries have received any written claims or demands asserting any problems associated with Year 2000 Compliance that have had, or could reasonably be expected to have, a Material Adverse Effect on the Company.

          For purposes of this Agreement, "Year 2000 Compliance" means that a
                                           --------------------
product or system is (i) able to receive, record, store, process, calculate, manipulate and output dates from and after January 1, 2000, time periods that include January 1, 2000 and information that is dependent on or relates to such dates or time periods, in that same manner and with the same accuracy, functionality, data integrity and performance as when dates or time periods prior to January 1, 2000 are involved and (ii) able to store and output date information in a manner that is unambiguous as to century.

          Section 4.22  Series A and Series B Preferred Stock. Since the
                        -------------------------------------
original date of the Certificate of Designation of the Series A Preferred Stock or the Certificate of Designation of the Series B Preferred Stock, as the case may be, neither the Series A Preferred Stock Conversion Price nor the Series B Preferred Stock Conversion Price, as the case may be, has been subject to any adjustment, whether in accordance with the terms of such Certificate of Designation or otherwise. Neither the holders of the Series A Preferred Stock nor the holders of the Series B Preferred Stock are entitled to (i) receive any accrued dividends which have not been paid when due or (ii) elect members to the Company's Board of Directors in accordance with the terms of their respective Certificate of Designation.

          Section 4.23  Common Stock Purchase Warrants and Microsoft Warrant.
                        ----------------------------------------------------
Since the original date of the Common Stock Warrant Purchase Agreement or the Microsoft Warrant Agreement, as the case may be, (i) neither the Common Stock Purchase Warrant Exercise Price nor the Microsoft Warrant Exercise Price, as the case may be, has been subject to any adjustment and (ii) no event has occurred which would entitle a holder of a Common Stock Purchase Warrant to exercise such Common Stock Purchase Warrant for more than one share of Common Stock.

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB
                ------------------------------------------------

          Section 5. Each of Parent and Sub hereby represents and warrants to the Company that, except in connection with the transactions contemplated hereby or as set forth on Parent's disclosure letter (the "Parent Disclosure Letter")
                                                    ------------------------
delivered concurrently with the delivery of this Agreement:

          Section 5.1  Due Organization, Good Standing and Corporate Power.
                       ---------------------------------------------------
Parent is a public company with limited liability duly organized and validly existing under the laws of The Netherlands. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          Section 5.2  Authorization and Validity of Agreement.  Each of Parent
                       ---------------------------------------
and Sub has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Sub, and the consummation by each of them of the transactions contemplated hereby, have been duly authorized and approved by the Supervisory Board and the Executive Board of Parent and the Board of Directors of Sub. No other corporate action on the part of either of Parent or Sub is necessary to authorize the execution, delivery and performance of this Agreement by each of Parent and Sub and the consummation of the transactions contemplated hereby (other than the filing of appropriate merger documents as required by the Delaware General Corporation Law). This Agreement has been duly executed and delivered by each of Parent and Sub and, assuming that this Agreement is a valid and binding obligation of the Company enforceable against the Company, is a valid and binding obligation of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms, except that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and general equitable principles.

          Section 5.3  Consents and Approvals; No Violations.  Assuming (i) the
                       -------------------------------------
filings required under the HSR Act, are made and the waiting period thereunder has been terminated or has expired, (ii) voluntary notification under Section 721 of Exon-Florio is made, (iii) the prior notification and reporting requirements of the European Community pursuant to the EU Antitrust Laws as well as any antitrust filings/notifications which must or may be effected at the national level in countries having jurisdiction are made, (iv) the requirements of the Exchange Act relating to the Proxy Statement, if any, and the Offer are met, (v) the filing of the Certificate of Merger and other appropriate merger documents, if any, as required by the Delaware General Corporation Law, are made, (vi) such actions as are necessary in order to comply with Industrial Security Regulations of the U.S. Department of Defense and (vii) approval of the Merger and this Agreement by the stockholders of the Company, if required by the Delaware General Corporation Law, is received, the execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby will not: (A) violate or conflict with any provision of the Articles of Association of Parent or the Certificate of Incorporation or the By-Laws of Sub; (B) violate or conflict with any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to Parent or any of its subsidiaries or by which either of their respective properties or assets may be bound, except for such violations or conflicts which are not "material", as such term is commonly understood in connection with a Person's disclosure obligations under the Securities Act or the Exchange Act; (C) require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, except for such filings, permits, consents or approvals which are not "material", as such term is commonly understood in connection with a Person's disclosure obligations under the Securities Act or the Exchange Act; or (D) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent, or any of its subsidiaries under, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, contract, lease, franchise agreement or other instrument or obligation to which Parent or any of its subsidiaries is a party, or by which any such Person or any of its properties or assets are bound, except for such violations, breaches or conflicts which are not "material", as such term is commonly understood in connection with a Person's disclosure obligations under the Securities Act or the Exchange Act.

          Section 5.4  Schedule 14D-9 and Proxy Statement.  The written
                       ----------------------------------
information supplied or to be supplied by Parent and Sub for inclusion in the Proxy Statement and the Schedule l4D-9 of the Company will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

          Section 5.5  Absence of Certain Changes.  Since December 31, 1998,
                       --------------------------
there has not been any event, change, occurrence, effect, fact or circumstance having, or which could reasonably be expected to have, a Material Adverse Effect or Performance Material Adverse Effect on Parent.

          Section 5.6  Broker's or Finder's Fee.  Except for ABN Amro Bank N.V.
                       ------------------------
and Merrill Lynch, Pierce Fenner & Smith Incorporated (whose fees and expenses as financial advisor to Parent and Sub will be paid by Parent or Sub), no agent, broker, Person or firm acting on behalf of Parent or Sub is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby.

          Section 5.7  Sub's Operations.  Sub was formed solely for the purpose
                       ----------------
of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with such transactions.

          Section 5.8  Sufficient Funds.  Parent and Sub expect to have
                       ----------------
available to them funds sufficient to satisfy all of Parent's and Sub's respective obligations hereunder pursuant to a definitive commitment letter (the "Commitment Letter") issued severally by ABN Amro Bank N.V. and ING Bank N.V., subject only to the conditions set forth therein. The Commitment Letter has not been modified, amended or waived by any party thereto. A copy of the Commitment Letter has previously been delivered to the Company. The Commitment Letter has been executed by Parent and, to the extent any fees are due to the lenders party thereto on such date of execution, such fees have been paid.

                                   ARTICLE VI

                       TRANSACTIONS PRIOR TO CLOSING DATE
                       ----------------------------------

          Section 6.1  Access to Information Concerning Properties and Records.
                       -------------------------------------------------------
During the period commencing on the date hereof until such time as nominees of Parent shall comprise more than half of the members of the Board of Directors of the Company or this Agreement shall have been terminated pursuant to Section 9.1 hereof, the Company shall, and shall cause each of its Subsidiaries to, upon reasonable notice, afford Parent, Sub, their financing sources and their respective employees, counsel, accountants, consultants and other authorized representatives, reasonable access during normal business hours to the books and records of the Company and its Subsidiaries (and in addition, Parent and Sub, in coordination with the Company's management, shall be given such access also to the employees and properties of the Company and its Subsidiaries) in order that they may have the opportunity to make such investigations as they shall desire of the affairs of the Company and its Subsidiaries; provided, however, that such
                                                    --------  -------
investigation shall not affect the representations and warranties made by the Company in this Agreement. The Company shall furnish promptly to Parent a copy of each form, report, schedule, statement, registration statement and other document filed by it or its Subsidiaries during such period pursuant to the requirements of the Securities Act or the Exchange Act. The Company agrees to cause its officers and employees to furnish such additional financial and operating data and other information and respond to such reasonable inquiries as Parent shall from time to time request.

          Section 6.2  Confidentiality.  Information obtained by Parent and its
                       ---------------
counsel, accountants, consultants and other authorized representatives pursuant to Section 6.1 hereof shall be subject to the provisions of the Confidentiality Agreement previously entered into between the Company and Parent (the "Confidentiality Agreement").
--------------------------

          Section 6.3  Conduct of the Business of the Company Pending the
                       --------------------------------------------------
Closing Date.  The Company agrees that, except as permitted, required or
------------
specifically contemplated by, or otherwise described in, this Agreement, as set forth on Schedule 6.3 of the Company's Disclosure Letter or otherwise consented to or approved in writing by Parent, during the period commencing on the date hereof until such time as nominees of Parent shall comprise more than half of the members of the Board of Directors of the Company or this Agreement shall have been terminated pursuant to Section 9.1 hereof:

          (a) The Company shall, and shall cause each of its Subsidiaries to, conduct their respective operations only according to their ordinary and usual course of business consistent with past practice and use their reasonable best efforts to preserve intact their respective business organization, keep available the services of their officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients, joint venture partners and others having significant business relationships with them; and

          (b) The Company shall not, and shall cause each of its Subsidiaries not to:

               (i) amend its Certificate of Incorporation or its By-Laws (or comparable governing documents);

               (ii) except (A) upon the exercise of Options, Common Stock Purchase Warrants or the Microsoft Warrant, (B) upon the conversion of the Series A Preferred Stock or Series B Preferred Stock and (C) pursuant to the terms of the Ancillary Consideration Agreement, dated as of March 17, 1998, by and between the Company and Olivetti, issue or sell, or authorize to issue or sell, any shares of its capital stock or any other securities, or issue or sell, or authorize to issue or sell, any securities convertible into, or options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of, any shares of its capital stock or any other securities, or make any other changes in its capital structure;

               (iii) sell or pledge or agree to sell or pledge any stock or other equity interest owned by it in any other Person except to the extent required to be pledged to the collateral agent under the Credit Facility;

               (iv) except in the case of the Company's wholly-owned Subsidiaries, in the ordinary course of business consistent with past practice, declare, pay or set aside any dividend (other than dividends on the Series A Preferred Stock or Series B Preferred Stock in accordance with the terms of their respective Certificates of Designation) or other distribution or payment with respect to, or split, combine, redeem or reclassify, or purchase or otherwise acquire, any shares of its capital stock;

               (v) enter into any contract or commitment with respect to capital expenditures with a value in excess of, or requiring expenditures by the Company and its Subsidiaries in excess of, $10 million, individually, or enter into contracts or commitments with respect to capital expenditures in excess in the aggregate of those provided for in the Plan;

               (vi) acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any material business or any Person, or otherwise acquire any assets of any Person (other than (A) the purchase of assets in the ordinary course of business and consistent with past practice, (B) intercompany transactions and (C) acquisitions which in the aggregate do not exceed $10 million);

               (vii) except in the ordinary course of business consistent with the Plan including without limitation the implementation of the Company's job structures and broad bonding program and its various variable compensation programs (including its management incentives and sales compensation plans), and except to the extent required under benefit plans, agreements, collective bargaining agreements or their arrangements as in effect on the date of this Agreement or applicable law, rule or regulation, increase materially the compensation or fringe benefits of any of its directors, officers or employees or grant any severance or termination pay or enter into any employment, consulting or severance agreement or arrangement with any present or former director, officer or other employee of the Company or any of its Subsidiaries, or establish, adopt, enter into or, except in connection with the merger of various plans which will not materially increase the benefits payable thereunder, amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees; provided, however, the Company may
                                            --------  -------
          enter into agreements to provide salary continuation benefits for six months following an employee's termination without cause so long as on and after January 1, 1999, the Company shall not be permitted to enter into such agreements with more than 25 employees and the aggregate maximum potential cost to the Company of all such agreements shall not exceed $1,000,000;

               (viii) except in the ordinary course of business consistent with past practice, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of, encumber or subject to any lien, any material assets or incur or modify any indebtedness or other material liability, or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for the obligations of any Person or, make any loan or other extension of credit;

               (ix) agree to the settlement of any material claim or litigation except for settlements which have been specifically reserved for in the Company's 1998 financial statements and except for settlements which individually do not exceed $300,000 and which in the aggregate, when aggregated with the Excess Settlement Amounts (as hereinafter defined), do not exceed $2,000,000; provided, further that those items
                                              --------  -------
          described in Section 6.3(b)(ix) of the Company Disclosure Letter may only be settled for amounts in excess of the amounts reserved therefor in the Company's 1998 financial statements (the "Excess Settlement Amounts") to the extent that the Excess Settlement Amounts, when aggregated with all other settlements after the date hereof , do not exceed $2,000,000;

               (x) make or rescind any material tax election or settle or compromise any material tax liability;

               (xi) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its material Subsidiaries (other than the Merger);

               (xii) except in the ordinary course of business consistent with past practice, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) contained in the Commission Filings;

               (xiii) except in the ordinary course of business consistent with past practice, enter into any agreement, understanding or commitment that restrains, limits or impedes the Company's or any of its Subsidiaries' ability to compete with or conduct any business or line of business, including, but not limited to, geographic limitations on the Company's or any of its Subsidiaries' activities;

               (xiv) take any action, engage in any transaction or enter into any agreement which would cause any of the Tender Offer Conditions to not be satisfied;

               (xv) in the case of the Company only, take any action including, without limitation, the adoption of any shareholder rights plan or amendments to its Certificate of Incorporation or By-Laws (or comparable governing documents), which would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights and receive the benefits of a stockholder with respect to, securities of the Company that may be acquired or controlled by Parent or Sub or permit any stockholder to acquire securities of the Company on a basis not available to Parent or Sub in the event that Parent or Sub were to acquire any shares of its capital stock; or

               (xvi) agree, in writing or otherwise, to take any of the foregoing actions.

The Company agrees to consult at least bi-weekly (or such shorter intervals as Parent may reasonably request) with Parent on ongoing operational issues with respect to the business and, in any event, shall keep Parent fully informed with respect to the progress of the transactions described on Schedule 6.3 of the Company Disclosure Letter. Each of the parties agree to designate an officer to serve as its designated representative to facilitate these consultations (each, a "Designated Representative"). The Designated Representative of the Parent shall use its reasonable efforts to respond to written requests for waivers of the covenants under this Section 6.3 in no more than 48 hours from the time of receipt.

          Section 6.4  Company Stockholders' Meeting; Preparation of Proxy
                       ---------------------------------------------------
Statement; Short Form Merger.  (a)  Promptly following the purchase of Offer
----------------------------
Securities pursuant to the Offer, if required by law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law, duly call, convene and hold a meeting of the stockholders of the Company (the "Stockholders' Meeting") for the purpose of voting upon this
                     ---------------------
Agreement and the Merger and the Company agrees that this Agreement and the Merger shall be submitted at such meeting. The Company shall take all action necessary to solicit from its stockholders proxies, and shall take all other action necessary and advisable to secure the vote of stockholders required by applicable law and the Company's Certificate of Incorporation or the Company's By-Laws to obtain the approval for this Agreement and the Merger. Subject to
Section 6.6 hereof, the Company agrees that it shall include in the Proxy Statement the recommendation of its Board of Directors that the stockholders of the Company approve and adopt this Agreement and approve the Merger. Parent shall cause all shares of capital stock of the Company owned by Parent and its direct and indirect subsidiaries (including Sub) to be voted in favor of this Agreement and the Merger.

          (b) If stockholder approval of the Merger is required by law, as promptly as practicable following Parent's request the Company shall prepare and file a preliminary Proxy Statement with the Commission and shall promptly use its reasonable best efforts to respond to the comments of the Commission, if any, in connection therewith and to furnish all information regarding the Company required in the definitive Proxy Statement (including, without limitation, financial statements and supporting schedules and certificates and reports of independent public accountants). Parent, Sub and the Company shall cooperate with each other in the preparation of the Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Sub shall furnish to the Company the information relating to it required by the Exchange Act to be set forth in the Proxy Statement. As promptly as practicable after the expiration or termination of the Offer, if required by the Delaware General Corporation Law in order to consummate the Merger, the Company shall cause the definitive Proxy Statement to be mailed to the stockholders of the Company and, if necessary, after the definitive Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material and, if required in connection therewith, resolicit proxies. The Company shall not use any proxy material in connection with the meeting of its stockholders without Parent's prior approval.

          (c) Notwithstanding the foregoing clauses (a) and (b), in the event that Sub shall acquire at least 90% of each of the issued and outstanding shares of Common Stock, shares of Series A Preferred Stock and shares of Series B Preferred Stock, the Company shall, at the request of Parent and Sub, take all necessary and appropriate action to cause the Merger to become effective as soon as reasonably practicable after such acquisition, without a meeting of the Company's stockholders, in accordance with Section 253 of the Delaware General Corporation Law.

          Section 6.5  Reasonable Best Efforts.  Subject to the terms and
                       -----------------------
conditions provided herein, each of the Company, Parent and Sub shall, and the Company shall cause each of its Subsidiaries to, cooperate and use their reasonable best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement including, without limitation, their reasonable best efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and its Subsidiaries as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Offer and the Merger; provided, however, that no loan agreement or contract for borrowed money shall
--------  -------
be repaid except as currently required by its terms, in whole or in part, and no contract shall be amended to increase the amount payable thereunder or otherwise to be more burdensome to the Company or any of its Subsidiaries in order to obtain any such consent, approval or authorization without the prior written consent of Parent (which shall not be unreasonably withheld). Without limiting the generality of the foregoing, without the prior written consent of the Company, neither Parent nor Sub will take any action which would cause any of the conditions set forth in the Commitment Letter not to be satisfied or which would make its representation in Section 5.8 hereof untrue.

          Section 6.6  No Solicitation of Other Offers.  (a)  The Company and
                       -------------------------------
its Affiliates and each of their respective officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants and other agents shall immediately cease any discussions or negotiations with any other parties that may be ongoing with respect to any Acquisition Proposal (as defined below). Other than in accordance with Section 6.6(b) hereof, the Company shall not, directly or indirectly, take (and the Company shall not authorize or permit its Affiliates or its or its Affiliates' officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants or other agents, to so take) any action to (i) solicit, initiate, facilitate or encourage the making of any Acquisition Proposal or any inquiries or the making of any proposal that may reasonably be expected to lead to any Acquisition Proposal (including, without limitation, by taking any action that would make the Rights Agreement or Section 203 of the Delaware General Corporation Law inapplicable to an Acquisition Proposal), (ii) participate in any way in discussions or negotiations with, or furnish or disclose any information to, any Person (other than Parent, Sub or the agents or representatives of Parent or Sub) in connection with any Acquisition Proposal,
(iii) enter into any agreement, arrangement or understanding with respect to any Acquisition Proposal or enter into any arrangement, understanding or agreement requiring it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement, (iv) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval and recommendation of the Offer and this Agreement or (v) approve or recommend, or propose to approve or recommend, any Acquisition Proposal.

          (b) The Company may take any of the actions prohibited by clauses (ii) through (v) of the second sentence of Section 6.6(a) hereof in response to an unsolicited Acquisition Proposal if (1) the Company is in compliance with its obligations under Section 6.6(c) hereof, (2) with respect to any action that would otherwise be prohibited by clause (ii) of the second sentence of Section 6.6(a), (A) such action is taken subject to a confidentiality agreement with terms not more favorable to such third party than the terms of the Confidentiality Agreement, (B) the Board of Directors of the Company determines, after receiving advice from outside nationally recognized legal counsel to the Company and from nationally recognized investment bankers, that such Acquisition Proposal is reasonably likely to result in a Superior Proposal within a reasonable period of time and such determination remains in effect at all times that the Company is taking any of the actions prohibited by clause (ii) with respect to such Acquisition Proposal and (C) the Board of Directors of the Company determines, after receiving advice from outside nationally recognized legal counsel to the Company, that the failure to take such action would likely breach the fiduciary duties of the Board of Directors and (3) with respect to any action that would otherwise be prohibited by clauses (iii) through (v) of the second sentence of Section 6.6(a) such Acquisition Proposal is a Superior Proposal and the Board of Directors of the Company determines, based on advice from outside nationally recognized legal counsel to the Company and nationally recognized investment bankers, that the failure to take such action would likely breach the fiduciary duties of the Board of Directors.

          "Acquisition Proposal" shall mean a proposal or offer for a merger or
           --------------------
consolidation with the Company, sale or purchase of substantial assets or stock of the Company, tender or exchange offer for capital stock of the Company, or business combination or change in control or similar transaction involving the Company, other than the Offer and the Merger.

          "Superior Proposal" shall mean a bona fide proposal made by a third
           -----------------
party to acquire all of the capital stock (including the Warrants) of the Company which (i) the Board of Directors of the Company determines in its good faith reasonable judgment, after receiving advice from nationally recognized investment bankers and outside nationally recognized legal counsel to the Company, would, if consummated, result in a transaction that is more favorable to the Company's stockholders than the transactions contemplated hereby, (ii) with respect to which the Company has received a representation and warranty with regard to the financing therefor no less favorable to the Company than the representation contained in Section 5.8 hereof and the Company has no reason to believe that such representation is not true (it being understood that a representation which refers to highly confident letters and similar letters shall not be considered at least as favorable to the Company as the representation contained in Section 5.8 hereof), and (iii) is not subject to any financing or due diligence condition.

          (c) In addition to the obligations of the Company set forth in Section 6.6(a) hereof, on the date thereof, the Company shall advise Parent of any request for information or of any Acquisition Proposal, or any inquiry, proposal, discussions or negotiation with respect to any Acquisition Proposal, the terms and conditions of such request, Acquisition Proposal, inquiry, proposal, discussion or negotiation and the Company shall promptly provide to Parent copies of any written materials received by the Company in connection with any of the foregoing, and the identity of the Person making any such Acquisition Proposal or such request, inquiry or proposal or with whom any discussion or negotiation are taking place. The Company shall promptly provide to Parent any written non-public information concerning the Company provided to any other Person in connection with any Acquisition Proposal which was not previously provided to Parent. In the event that the Board of Directors has determined, after receiving advice from nationally recognized investment bankers and outside nationally recognized legal counsel, that an Acquisition Proposal is a Superior Proposal, the Company shall deliver to Parent written notice of such determination. During the three (3) business day period immediately succeeding delivery of such notice, the Company shall, and shall cause its financial and legal advisors to, inform Parent of the terms and conditions of such Superior Proposal, and the identity of the Person making such Superior Proposal, and the Company shall, and shall cause its financial and legal advisors to, negotiate with Parent to agree to a modification of the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated hereby on such adjusted terms.

          (d) Immediately following the purchase of Offer Securities pursuant to the Offer, the Company shall request each Person which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any portion thereof to return all confidential information heretofore furnished to such Person by or on behalf of the Company.

          Section 6.7  Notification of Certain Matters.  The Company shall give
                       -------------------------------
prompt notice to Parent, and Parent and Sub shall give prompt notice to the Company, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause any representation or warranty contained in this Agreement to be untrue in any material respect at any time from the date of this Agreement to the expiration of the Offer. Each of the Company and Parent shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

          Section 6.8  HSR Act.  (a)  Each party hereto shall (i) take promptly
                       -------
all actions necessary to make the filings required of it or any of its affiliates under any applicable Antitrust Laws in connection with this Agreement and the transactions contemplated hereby, (ii) comply at the earliest practicable date with any formal or informal request for additional information or documentary material received by it or any of its affiliates from any Antitrust Authority and (iii) cooperate with one another in connection with any filing under applicable Antitrust Laws and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement initiated by any Antitrust Authority.

          (b) Each party hereto shall use its reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any Antitrust Law. Without limiting the generality of the foregoing, "reasonable best efforts" shall include, without limitation:

          (i) in the case of each of Parent and the Company:

               (A) filing with the appropriate Antitrust Authorities no later than the fifth (5th) day following the date hereof a Notification and Report Form with respect to the transactions contemplated by this Agreement; and

               (B) if Parent or the Company receives a formal request for information and documents from an Antitrust Authority, substantially complying with such formal request within 60 days following the date of its receipt thereof or such shorter period as is required by applicable Antitrust Laws; and

          (ii) in the case of the Company only, subject to Parent's compliance with clause (i) above, not frustrating or impeding Parent's strategy or negotiating positions with any Antitrust Authority, provided that in no
                                                         -------- ----
     event shall Parent or any of its subsidiaries be required to agree or commit to divest, hold separate, offer for sale, abandon, limit its operation of or take similar action with respect to any assets (tangible or intangible) or any business interest of it or any of its subsidiaries (including, without limitation, the Surviving Corporation after consummation of the Offer or the Merger) in connection, with or as a condition to receiving the consent or approval of, any Antitrust Authority.

          (c) Each party hereto shall promptly inform the other parties of any material communication made to, or received by such party from, any Antitrust Authority or any other governmental or regulatory authority regarding any of the transactions contemplated hereby.

          Section 6.9  Exon-Florio.  The Company and Parent shall, as soon as
                       -----------
practicable and in any event within five (5) days of the date of this Agreement, file a voluntary notification pursuant to, and in compliance with, Exon-Florio and shall use their reasonable best efforts to respond to any inquiries from governmental officials with respect thereto.

          Section 6.10  Employee Benefits.    (a) Until the first anniversary of
                        -----------------
the Effective Time, the Surviving Corporation shall ensure that all employees and officers of the Company receive benefits that, taken as a whole, are not materially less favorable in the aggregate to the benefits received by such individuals immediately prior to the date hereof under applicable Employee Benefit Plans (other than any Employee Benefit Plan providing for stock based compensation or benefits).

          (b) Notwithstanding anything in this Agreement to the contrary, from and after the Effective Time, the Surviving Corporation shall have sole discretion over the hiring, promotion, retention, termination and other terms and conditions of the employment of the employees of the Surviving Corporation consistent with applicable law. With respect to each employee benefit plan (as defined in Section 3(3) of ERISA) or similar policy or program provided by the Surviving Corporation to employees of the Company (the "Surviving Corporation
                                                        ---------------------
Plans"), for purposes of determining eligibility to participate, vesting and
-----
entitlement to benefits (including severance benefits and vacation entitlement, but not for accrual of pension benefits), service with the Company (or predecessor employers to the extent the Company provides past service credit) shall be treated as service with the Surviving Corporation (except to the extent such recognition would result in duplication of benefits). Such service shall also apply for purposes of satisfying any waiting periods, evidence of insurability requirements or the application of any pre-existing condition limitations. Employees of the Company shall be given credit for amounts paid under a corresponding welfare benefit plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms of the applicable Surviving Corporation Plan. Except as otherwise provided in this Section 6.10, nothing herein shall prevent Parent or the Surviving Corporation from amending or terminating any Employee Benefit Plan in accordance with its terms. At the Effective Time, the Surviving Corporation shall assume and honor, or cause the applicable Subsidiary to assume and honor, in accordance with their terms (i) all employment, severance and each other compensation agreement and arrangement existing prior to the execution of this Agreement which are between the Company or any Subsidiary and any director, officer or employee thereof and (ii) all collective bargaining agreements or shop agreements or other arrangements with unions, workers councils or similar organizations. The Company and Parent agree that the consummation of the offer shall constitute a "change in control" for purposes of all Employee Benefit Plans which contain such provisions, as more particularly listed on Schedule 4.10(xii) of the Company Disclosure letter.

          (c) Parent shall, as soon as practicable after the Effective Date, commence the implementation of a stock incentive plan pursuant to which certain employees of Parent and the Surviving Corporation will be granted, on an annual basis, stock options entitling the holders thereof to receive, in the aggregate, upon exercise thereof pursuant to the terms and conditions of such stock incentive plan, 1.4% of the shares of common stock of Parent issued and outstanding as of the first day of the fiscal year of Parent during which such grant was made, provided, that nothing herein shall obligate Parent to structure
                --------  ----
such stock incentive plan in a manner which would obligate it to any disclosure requirement under the Securities Act, the Exchange Act or the rules and regulations promulgated thereunder, other than as may be required by Rule 12g3-2(b) under the Exchange Act.

          Section 6.11  Directors' and Officers' Insurance.  (a)  The
                        ----------------------------------
certificate of incorporation and the by-laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Certificate of Incorporation and By-Laws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company (the "Indemnified Parties"), unless such modification is required by
                  -------------------
law.

          (b) For a period of six years from the Effective Time, the Surviving Corporation shall either (x) maintain in effect the Company's current directors' and officers' liability insurance covering the Indemnified Parties; provided,
                                                                    --------
however, that in no event shall Parent be required to expend in any one year an
-------
amount in excess of 125% of the annual premiums currently paid by the Company for such insurance which the Company represents to be $694,000 for the twelve month period ending on December 31, 1999; provided further that if the annual
                                          -------- -------
premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount; provided further that the
                                                -------- -------
Surviving Corporation may substitute for such Company policies policies providing at least the same coverage and containing terms and conditions which are no less advantageous provided that said substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time or (y) cause the Parent's directors' and officers' liability insurance then in effect to cover the Indemnified Parties with respect to those matters covered by the Company's directors' and officers' liability policy.

          (c) The Surviving Corporation shall indemnify all Indemnified Parties to the fullest extent permitted by applicable law with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees or agents of the Company or any of its Subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees of the Company or any of its Subsidiaries occurring prior to the Effective Time including, without limitation, the transactions contemplated by this Agreement. Without limitation of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including without limitation, the transactions contemplated by this Agreement, occurring prior to, and including, the Effective Time, the Surviving Corporation, from and after the Effective Time, shall pay, as incurred, such Indemnified Party's reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. Subject to
Section 6.11(d) below, the Surviving Corporation shall pay all reasonable expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing this Section 6.11 or any action involving an Indemnified Party resulting from the transactions contemplated by this Agreement.

          (d) Any Indemnified Party wishing to claim indemnification under paragraph (a) or (c) of this Section 6.11, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Surviving Corporation thereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Surviving Corporation shall have the right, from and after the Effective Time, to assume the defense thereof (with counsel engaged by the Surviving Corporation to be reasonably acceptable to the relevant Indemnified Party), and the Surviving Corporation shall not be liable to such Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, (ii) such Indemnified Party will cooperate in the defense of any such matter and (iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent; provided, that the Surviving Corporation shall not
                           --------  ----
have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

          (e) In the event Parent or Sub or the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 6.11, proper provision shall be made so that the successors and assigns of Parent, Sub or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 6.11.

          Section 6.12  Rights Agreement.  Except to the extent permitted in
                        ----------------
accordance with Section 6.6 hereof, the Company shall not (i) redeem the Rights,
(ii) amend (other than to delay the Distribution Date (as defined therein) or to render the Rights inapplicable to the Offer and the Merger) or terminate the Rights Agreement prior to the Effective Time without the consent of Parent, unless required to do so by a court of competent jurisdiction or (iii) take any action which would allow any Person (as such term is defined in the Rights Agreement) other than Parent or Sub to be the Beneficial Owner (as such term is defined in the Rights Agreement) of 15% or more of the Common Stock without causing a Distribution Date (as such term is defined in the Rights Agreement) or a Triggering Event (as such term is defined in the Rights Agreement) to occur.

          Section 6.13  Public Announcements.  Parent and the Company shall
                        --------------------
obtain the consent of the other party before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement; provided, however, that a party may, without the
                                --------  -------
prior consent of the other party, issue such press release or make such public statement as may be required by law or any listing agreement with a national securities exchange or automated quotation system which Parent or the Company is a party to, so long as it has used its reasonable best efforts to consult with the other party prior to issuing such press release or making such public disclosure.

          Section 6.14  Transfer Tax.  The Company and Parent shall cooperate in
                        ------------
the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interest, penalties or additions to tax, "Transfer
                                                                     --------
Taxes").  All Transfer Taxes shall be paid by the Company and expressly shall
-----
not be a liability of any holder of Offer Securities.

          Section 6.15  U.S. Real Property Holding Corporation Status.  During
                        ---------------------------------------------
the period commencing on the date hereof until the Offer, the Company shall use its reasonable best efforts to determine whether it is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code and the rules and regulations promulgated thereunder. Prior to (but in no event more than 30 days before) any payment by Parent or Sub for the Offer Securities pursuant to the Offer, (i) if the Company determines that it is not a "United States real property holding corporation," the Company shall prepare and deliver to Parent and Sub a statement in accordance with Treasury Regulations Sections 1.1445-2(c)(3) and 1.897-2(h) certifying that the Company is not, and has not been during the past five years, a "United States real property holding corporation" for Federal income tax purposes and (ii) if the Company has not made such a determination, the Company shall notify Parent and Sub that the statement described in (i) above will not be prepared or delivered.

                                  ARTICLE VII

             CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND SUB
             -----------------------------------------------------

          Section 7.1  Conditions Precedent to Obligations of Parent and Sub.
                       -----------------------------------------------------
The respective obligations of Parent and Sub to effect the Merger are subject to the satisfaction or waiver (subject to applicable law), at or prior to the Effective Time, of each of the following conditions:

          (a)  Approval of Company's Stockholders.  To the extent required by
               ----------------------------------
applicable law, this Agreement and the Merger shall have been approved and adopted by holders of a majority of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock (voting as one class, with each share of such capital stock having one (1) vote) in accordance with applicable law, the Company's Certificate of Incorporation, the Certificate of Designation of the Series B Preferred Stock, the Certificate of Designation of the Series A Preferred Stock and the Company's By-Laws;

          (b)  Injunction.  No preliminary or permanent injunction or other
               ----------
order shall have been issued by any federal, state or foreign court or by any federal, state or foreign governmental or regulatory agency, body or authority and be in effect at the Effective Time which prohibits, restrains, restricts or enjoins the consummation of the Merger, provided, however, that, in the case of
                                         --------  -------
a decree, injunction or other order, each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such decree, injunction or other order that may have been rendered;

          (c)  Statutes.  No federal, state or foreign statute, rule,
               --------
regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits, restrains, restricts or enjoins the Merger or has the effect of making the Merger illegal; and

          (d)  Minimum Condition.  Sub shall have purchased shares of Offer
               -----------------
Securities pursuant to the Offer in a number sufficient to satisfy the Minimum Condition.

                                  ARTICLE VIII

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY
               --------------------------------------------------

          Section 8.1  Conditions Precedent to Obligations of the Company.  The
                       --------------------------------------------------
obligations of the Company to effect the Merger is subject to the satisfaction or waiver (subject to applicable law), at or prior to the Effective Time, of each of the following conditions:

          (a)  Approval of Company's Stockholders.  To the extent required by
               ----------------------------------
applicable law, this Agreement and the Merger shall have been approved and adopted by holders of a majority of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock (voting as one class, with each share of such capital stock having one (1) vote) in accordance with applicable law, the Company's Certificate of Incorporation, the Certificate of Designation of the

Series B Preferred Stock, the Certificate of Designation of the Series A Preferred Stock and the Company's By-Laws;

          (b)  Injunction.  No preliminary or permanent injunction or other
               ----------
order shall have been issued by any federal, state or foreign court or by any federal, state or foreign governmental or regulatory agency, body or authority and be in effect at the Effective Time which prohibits, restrains, restricts or enjoins the consummation of the Merger; provided, however, that, in the case of
                                        --------  -------
a decree, injunction or other order, each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such decree, injunction or other order that may have been rendered;

          (c)  Statutes.  No federal, state or foreign statute, rule,
               --------
regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits restrains, restricts or enjoins the Merger or has the effect of making the Merger illegal; and

          (d)  Minimum Condition.  Sub shall have purchased shares of Offer
               -----------------
Securities pursuant to the Offer in a number sufficient to satisfy the Minimum Condition.

                                   ARTICLE IX

                          TERMINATION AND ABANDONMENT
                          ---------------------------

          Section 9.1  Termination.  This Agreement may be terminated and the
                       -----------
transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after approval of the Merger by the Company's stockholders:

          (a) by mutual consent of the Company, on the one hand, and of Parent and Sub, on the other hand; provided, however, that after consummation of the Offer, the consent of a majority of the Independent Directors shall also be required to terminate this Agreement pursuant to this clause (a);

          (b) by either Parent, on the one hand, or the Company, on the other hand, if any statute, rule or regulation shall have been promulgated which prohibits the consummation of the Offer or the Merger or if any order or injunction of a court of competent jurisdiction which prohibits consummation of the Offer or the Merger shall have become final and nonappealable;

          (c) by either Parent, on the one hand, or the Company, on the other hand, if the Offer shall have expired without any Offer Securities being purchased pursuant thereto as a result of the failure to meet any one or more of the Tender Offer Conditions, provided, however, that the right to terminate this Agreement under this clause (c) shall not be available (i) to the Company if this Agreement may be terminated by Parent pursuant to
     Section 9.1(d) hereof and (ii) to Parent if this Agreement may be terminated by the Company pursuant to Section 9.1(g) hereof;

          (d) by Parent, in the event of, at any time prior to consummation of the Offer, a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement which, if uncured, would give rise to the failure of a condition set forth in clause (v)(e) or (f) of Annex A, and such breach is incapable of being cured or, if capable of being cured, has not been cured within fifteen (15) business days following receipt by the Company of written notice of such breach from Parent and has not been waived by Parent pursuant to the provisions hereof;

          (e) (i) by Parent if, at any time prior to consummation of the Offer,
     (A) the Company shall have (w) entered into any agreement, arrangement or understanding with respect to any Acquisition Proposal, (x) withdrawn or modified, or proposed to withdraw or modify, in a manner adverse to Parent or Sub, the approval and recommendation of the Offer and this Agreement, or
     (y) approved or recommended, or proposed to approve or recommend, any Acquisition Proposal or (z) announced a neutral position with respect to any Acquisition Proposal and does not reject or recommend such Acquisition Proposal within three (3) business days of the announcement of such neutral position, (B) the Company's Board of Directors or any committee thereof shall have failed to reaffirm its approval and recommendation of the Offer, the Merger and the Merger Agreement within three (3) business days of Parent's request for such reaffirmation, or (C) the Company or the Company's Board of Directors or any committee thereof shall have resolved to do any of the foregoing or (ii) by the Company if, at any time prior to consummation of the Offer, the Company shall have entered into an agreement to effect a Superior Proposal and the entering into of such agreement is permitted in accordance with Section 6.6 and the fees payable by the Company to Parent pursuant to Section 10.1(b) are paid simultaneously with such termination.

          (f) by Parent, if the Minimum Condition shall not have been satisfied by the expiration date of the Offer and on or prior to such date a third party shall have made or caused to be made a proposal, or public announcement of a proposal, to the Company or its stockholders with respect to (A) the acquisition of the Company by merger, tender offer or otherwise;
     (B) a merger, consolidation or similar business combination with the Company or any of its Subsidiaries; (C) the acquisition of 20% or more of the assets of the Company and its Subsidiaries, taken as a whole; (D) the acquisition of 20% or more of the Common Stock Equivalents of the Company or (E) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend (any of the proposed transactions enumerated in clauses (A) through (E), an "Alternative
                                                             -----------
     Proposal");
     --------

          (g) by the Company, in the event of, at any time prior to consummation of the Offer, (i) a breach by Parent or Sub of any representation or warranty contained in this Agreement which, if uncured, would result in any such representation or warranty that is qualified as to materiality being untrue or incorrect in any respect or in any such representation or warranty that is not so qualified being untrue or incorrect in any material respect, in each case as of the date of the consummation of the Offer as though made on or as of such date, except (x) for changes specifically permitted by the Merger Agreement and (y) that, to the extent such representations and warranties address matters only as of a particular date, such representations and warranties shall, to such extent, be true and correct at and as of such particular date as if made at and as of such particular date or (ii) Parent or Sub shall have failed to perform in all material respects any obligation or to comply in any material respect with any agreement or covenant of Parent or Sub to be performed or complied with by it under this Agreement, and, in the case of either clause (i) or (ii), such breach or failure is incapable of being cured or, if capable of being cured, has not been cured within fifteen (15) business days following receipt by Parent of written notice of such breach from the Company or has not been waived by the Company pursuant to the provisions hereof;

          (h) by the Company, if Parent or Sub shall have failed to commence the Offer within six (6) business days following the date of this Agreement;

          (i) by Parent, on the one hand, or the Company, on the other hand, if the acceptance for payment of the Offer Securities shall not have occurred within one hundred twenty (120) days after commencement of the Offer (the "Termination Date"), provided, however, that the right to terminate this
                          --------  -------
     Agreement under this clause (i) shall not be available (i) to the Company if this Agreement may be terminated by Parent pursuant to Section 9.1(d) hereof or if any of the events set forth in clauses (v) (g) or (h) of Annex A shall have occurred or an Alternative Proposal shall have been outstanding at any time during the thirty (30) day period ending prior to such date of proposed termination and (ii) to Parent if this Agreement may be terminated by the Company pursuant to Section 9.1(g) hereof.

          Section 9.2  Effect of Termination.  In the event of the termination
                       ---------------------
of this Agreement pursuant to Section 9.1 hereof by Parent, on the one hand, or the Company, on the other hand, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made (other than termination pursuant to Section 9.1(a) hereof), and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of Parent, Sub or the Company, except that Sections 4.16, 5.6, 6.2, 10.1, 10.11 and 10.13 hereof and this
Section 9.2 shall survive any termination of this Agreement. Nothing in this
Section 9.2 shall relieve any party to this Agreement of liability for breach of this Agreement.

                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

          Section 10.1  Fees and Expenses.  (a)  Except as provided in paragraph
                        -----------------
(b) below and except for damages of one party to this Agreement resulting from a breach of any term of this Agreement by another party hereto, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

          (b) If this Agreement is terminated by (i) Parent or the Company in accordance with Section 9.1(c) hereof following the occurrence of any of the events set forth in clauses (v)(g) or (h) of Annex A; (ii) Parent or the Company, as the case may be, in accordance with Section 9.1(e) hereof; (iii) Parent pursuant to Section 9.1(f) if within nine (9) months of the date of such termination, the Company shall enter into an agreement with respect to any Acquisition Proposal with any Person or any Affiliate of such Person who made or caused to be made an Alternative Proposal prior to the date on which Parent terminated this Agreement pursuant to Section 9.1(f), then the Company shall pay to Parent on the date of such termination (or, in the case of clause (iii) on the date the Company enters into an agreement with respect to an Acquisition Proposal) in immediately available funds an amount equal to $65,000,000 (Sixty-Five Million Dollars).

          Section 10.2  Representations and Warranties.  The respective
                        ------------------------------
representations and warranties of the Company, on the one hand, and Parent and Sub, on the other hand, contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party. Each and every such representation and warranty shall expire with, and be terminated and extinguished by, the Closing and thereafter none of the Company, Parent or Sub shall be under any liability whatsoever with respect to any such representation or warranty. This Section 10.2 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Effective Time.

          Section 10.3  Extension; Waiver.  At any time prior to the Effective
                        -----------------
Time, the parties hereto, by action taken by or on behalf of the Executive Board of Directors and the respective Boards of Directors of the Company or Sub, may
(i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

          Section 10.4  Notices.  All notices, requests, demands, waivers and
                        -------
other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows:

          (a)  if to the Company, to it at:

               Wang Laboratories, Inc.
               290 Concord Road
               Billerica, MA  01821-4130
               Attention:  Albert A. Notini, Executive Vice President
                           Facsimile:  (978) 625-5055
          with a copy (which shall not constitute notice) to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               One Beacon Street
               Boston, Massachusetts 02108-3194
               Attention:  David Brewster, Esq.
               Facsimile:  (617) 573-4862

          (b) if to either Parent or Sub, to it at:

               Getronics NV
               Donauweg 10
               P.O. Box 652
               1000 AR Amsterdam
               The Netherlands
               Attention:  Jan Docter, Chief Financial Officer
               Facsimile:  011 31 20 586-1513

          with a copy (which shall not constitute notice) to:

               White & Case LLP
               1155 Avenue of the Americas
               New York, New York  10036
               Attention:  John M. Reiss, Esq.
               Facsimile:  (212) 354-8113

or to such other Person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third (3rd) business day after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

          Section 10.5  Entire Agreement.  This Agreement and the annex,
                        ----------------
schedules and other documents referred to herein or delivered pursuant hereto, collectively contain the entire understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings, oral and written, with respect thereto, other than the Confidentiality Agreement.

          Section 10.6  Binding Effect; Benefit; Assignment.  This Agreement
                        -----------------------------------
shall inure to the benefit of and be binding upon the parties hereto and, with respect to the provisions of Section 6.11 hereof, shall inure to the benefit of the Persons or entities benefiting from the provisions thereof who are intended to be third-party beneficiaries thereof and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Sub may assign and transfer its right and obligations hereunder to any of its Affiliates. Except as provided in the immediately preceding sentence, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          Section 10.7  Amendment and Modification.  Subject to applicable law,
                        --------------------------
this Agreement may be amended, modified and supplemented in writing by the parties hereto in any and all respects before the Effective Time (notwithstanding any stockholder approval), by action taken by the Executive Board of Parent and the respective Boards of Directors of Sub and the Company or by the respective officers authorized by such Executive Board or Boards of Directors, provided, however, that after any such stockholder approval, no
           --------  -------
amendment shall be made which by law requires further approval by such stockholders without such further approval.

          Section 10.8  Further Actions.  Each of the parties hereto agrees
                        ---------------
that, subject to its legal obligations, it will use its reasonable best efforts to fulfill all conditions precedent specified herein, to the extent that such conditions are within its control, and to do all things reasonably necessary to consummate the transactions contemplated hereby.

          Section 10.9  Headings.  The descriptive headings of the several
                        --------
Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 10.10  Counterparts.  This Agreement may be executed in
                         ------------
several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

          Section 10.11  APPLICABLE LAW.  THIS AGREEMENT AND THE LEGAL RELATIONS
                         --------------
BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF; PROVIDED, HOWEVER, THAT ANY OF THE PROVISIONS CONTAINED HEREIN WITH
         --------  -------
REGARD TO THE MERGER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF. THE STATE OR FEDERAL COURTS LOCATED WITHIN THE COUNTY OF NEW YORK OF THE STATE OF NEW YORK WILL HAVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN THE PARTIES HERETO, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY AND THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM.

          Section 10.12  Severability.  If any term, provision, covenant or
                         ------------
restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          Section 10.13  Waiver of Jury Trial.  Each of the parties to this
                         --------------------
Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.



                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, each of Parent, Sub and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first above written.

                              GETRONICS NV


                              By /s/ C.G. van Luijk
                                ---------------------------
                                Name:  C.G. van Luijk
                                Title: Chief Executive Officer

                              GETRONICS ACQUISITION, INC.


                              By /s/ C.G. van Luijk
                                ---------------------------
                                Name:  C.G. van Luijk
                                Title: President

                              WANG LABORATORIES, INC.


                              By /s/ Joseph Tucci
                                ---------------------------
                                Name: Joseph Tucci
                                Title: Chairman and Chief Executive Officer

                                                                         ANNEX A
                                                                         -------


          The capitalized terms used in this Annex A shall have the meanings set forth in the Agreement to which it is annexed, except that the term "Merger Agreement" shall be deemed to refer to the Agreement to which this Annex A is appended and "Purchaser" shall be deemed to refer to Sub.

          Conditions to the Offer.  Notwithstanding any other provision of the
          -----------------------
Offer or the Merger Agreement, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the Commission, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered shares promptly after termination or withdrawal of the Offer), pay for any Offer Securities tendered pursuant to the Offer and may terminate the Offer and may postpone the acceptance of, and payment for, any Offer Securities if (i) there shall not have been validly tendered and not properly withdrawn prior to the expiration of the Offer, Offer Securities which represent at least a majority of all of the Common Stock Equivalents on the date of purchase (the "Minimum Condition"), (ii) any applicable waiting period (and any extension thereof) under the HSR Act shall not have expired or been terminated, prior to the expiration of the Offer, (iii) a decision of the Commission of the European Communities that the purchase of the Offer Securities pursuant to the Offer and the Merger are compatible with the common market shall not have been received prior to the expiration of the Offer, (iv) any applicable waiting period under Exon-Florio shall not have expired or been terminated prior to the expiration of the Offer or (v) if, at any time after the date of the Merger Agreement and at or before the time of payment for any such Offer Securities (whether or not any Offer Securities have theretofore been accepted for payment or paid for pursuant to the Offer), any of the following shall occur:

          (a) there shall be instituted or pending any action or proceeding by any government or any governmental authority or agency, domestic or foreign, or by any other Person, domestic or foreign, before any court of competent jurisdiction or governmental authority or agency, domestic or foreign, which could reasonably be expected to (i) make illegal, or directly or indirectly prohibit or make materially more costly the Offer or the Merger or result in material damages, (ii) result in a prohibition or material limitation on the ownership or operation by Parent or Purchaser of all or any material portion of the business or assets of the Company and its Subsidiaries taken as a whole or compel Parent or Purchaser to dispose of or hold separately all or any material portion of the business or assets of Parent and its Subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole, or impose any material limitation on the ability of Parent or Purchaser to conduct its business or own such assets,
     (iii) result in an imposition of limitations on the ability of Parent or Purchaser effectively to exercise full rights of ownership of the Offer Securities including, without limitation, the right to vote any Offer Securities acquired or owned by Purchaser or Parent on all matters properly presented to the Company's stockholders or (iv) a requirement of divestiture by Parent or Purchaser of any Offer Securities;

          (b) there shall be any action taken, or any statute, rule, regulation, legislation, interpretation, judgment, order or injunction proposed, enacted, enforced, promulgated, amended or issued and applicable to or deemed applicable to (i) Parent, Purchaser, the Company or any Subsidiary of the Company or (ii) the Offer or the Merger, by any

                                                                         Annex A
                                                                          Page 2

     legislative body, court, government or governmental, administrative or regulatory authority or agency, domestic or foreign, other than the routine application of the waiting period provisions of the HSR Act or Exon-Florio or the notification and reporting requirements under EU Antitrust Laws (in each case with respect to the Offer or to the Merger), that could reasonably be expected to result directly or indirectly, in any of the consequences referred to in paragraph (a) above;

          (c) there shall have occurred any event, change, occurrence, effect, fact or circumstance which has or could reasonably be expected to have, a Material Adverse Effect or a Performance Material Adverse Effect on the Company;

          (d) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any U.S. securities exchange, in any U.S. over-the-counter market or the Amsterdam Stock Exchange for a period in excess of 12 hours (excluding any coordinated trading halt triggered solely as a result of a specified decrease in a market index), (ii) any decline in the Morgan Stanley World Index in excess of 23% measured from the close of business on the trading day next preceding the date of the Merger Agreement, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any other jurisdiction in which any bank or other financial institution in any manner involved with the financing of the Offer or the Merger is incorporated; or (iv) any material limitation (whether or not mandatory) by any Federal, state or foreign governmental authority or agency on, the extension of credit by banks or other lending institutions which materially and adversely affects the ability of Parent to obtain the financing necessary to effect the Offer or the Merger;

          (e) any of the representations or warranties made by the Company in the Merger Agreement that are qualified as to materiality shall be untrue or incorrect in any respect or any such representations and warranties that are not so qualified shall be untrue or incorrect in any material respect, in each case as of the date of the consummation of the Offer as though made on or as of such date, except (i) for changes specifically permitted by the Merger Agreement and (ii) that to the extent such representations and warranties address matters only as of a particular date, such representations and warranties shall, to such extent, be true and correct at and as of such particular date as if made at and as of such particular date;

          (f) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under this Agreement on or prior to the date of the consummation of the Offer;

          (g) the Company's Board of Directors or any committee thereof shall have withdrawn, or modified or proposed to withdraw or modify, in a manner adverse to Parent or Purchaser, the approval and recommendation of the Offer and this Agreement, or approved or recommended, or proposed to approve or recommend, any Acquisition Proposal, or announced a neutral position with respect to any Acquisition Proposal and does not reject or recommend such Acquisition Proposal within three (3) business days of

                                                                         Annex A
                                                                          Page 3

     the announcement of such neutral position or, upon request by Parent, shall have failed to reaffirm its approval and recommendation of the Offer, the Merger and the Merger Agreement within three (3) business days of the Purchaser's request for such affirmation or shall have resolved to do any of the foregoing;

          (h) beneficial ownership (determined for the purposes of this paragraph (h) as set forth in Rule 13d-3 promulgated under the Exchange
     Act) of 20% or more of the capital stock of the Company shall have been acquired by any Person or group (as defined in Section 13(d)(3) under the Exchange Act); or

          (i) the Merger Agreement shall have been terminated in accordance with its terms.

          The foregoing conditions are for the sole benefit of Parent and the Purchaser and may be asserted by Parent or the Purchaser, or may be waived by Parent or the Purchaser (except for the Minimum Condition), in whole or in part at any time and from time to time in their respective sole discretion. The failure by Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.